UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No. )

☒ Filed by the Registrant

☐ Filed by a Party other than the Registrant

Check the appropriate box:

☒ Preliminary Proxy Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐ Definitive Proxy Statement

☐ Definitive Additional Materials

☐ Soliciting Material under § 240.14a-12

Cambium Networks Corporation

(Name of Registrant as Specified in its Charter)
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒ No fee required.

☐ Fee paid previously with preliminary materials.

☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Cambium Networks Corporation

NOTICE OF ANNUAL GENERAL MEETING OF SHAREHOLDERS

TO BE HELD JUNE 25, 2026

TO OUR SHAREHOLDERS:

Notice is hereby given that the 2026 annual general meeting of shareholders (the “Annual Meeting”) of Cambium Networks Corporation, an exempted company incorporated with limited liability under the laws of the Cayman Islands (the “Company”), will be held in a virtual-only format on June 25, 2026, at 10:00 a.m. Pacific Time, from the Company's offices located at 2550 N. 1st Street, Suite 480, San Jose, California 95131. The Annual Meeting will be a “virtual meeting” of shareholders, which will be conducted exclusively via the Internet at a virtual web conference. There will not be a physical meeting location, and shareholders will not be able to attend the Annual Meeting in person. The Annual Meeting will be held to consider the following matters, as more fully described in the proxy statement accompanying this notice:

1.
the election of the two Class III directors and three Class I directors named in the proxy statement;
2.
the ratification of the appointment of BDO USA, P.C. as our independent registered public accounting firm for the fiscal year ending December 31, 2026;
3.
the approval, on a non-binding, advisory basis, of the compensation of our named executive officers (the "say-on-pay" vote);
4.
the approval, on a non-binding, advisory basis, of the frequency (every year, two years or three years) of future advisory votes on the compensation of our named executive officers (the "say-on-frequency" vote);
5.
the approval of a reverse share split;
6.
the approval of an amendment to our Memorandum and Articles of Association to grant our board of directors the power to deal with any fractional shares resulting from a consolidation or division of our share capital; and
7.
the approval of an amendment to our Memorandum and Articles of Association to reflect the reverse share split in accordance with the reverse share split ratio selected by the board of directors.

We will also consider the transaction of such other business as may properly come before the meeting, or an adjournment or postponement thereof.

Shareholders of record at the close of business on May 15, 2026 are entitled to notice of, and to vote at, the Annual Meeting and any adjournment or postponement thereof. In order to attend the Annual Meeting virtually, shareholders must register in advance at https://www.proxydocs.com/CMBM. You will be required to enter the control number found on your proxy card, voting instruction form or proxy materials that you previously received. Upon completing your registration, you will receive further instructions via email, including your unique links that will allow you to access the meeting and will permit you to submit questions during the meeting. You will also be permitted to submit questions at the time of registration. You may ask questions that are confined to matters properly before the Annual Meeting and of general company concern.

We encourage you to access the meeting prior to the start time. Online access will open approximately at 9:45 a.m. Pacific Time on June 25, 2026, and you should allow ample time to log in to the meeting and test your computer audio system. We recommend that you carefully review the procedures needed to gain admission in advance. If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number included in the email you will receive before the meeting with your unique link allowing you to access the meeting. Should you need to vote during the meeting before voting closes, instructions on how to submit your vote will also be included in the email.

YOUR VOTE IS IMPORTANT.

You may cast your vote over the Internet, by telephone or by completing and mailing a proxy card. Returning the proxy does not deprive you of your right to attend the Annual Meeting in virtual format only and to vote your shares during the meeting.

Proxies forwarded by or for banks, brokers or other nominees should be returned as requested by them. We encourage you to vote promptly to ensure your vote is represented at the Annual Meeting, regardless of whether you plan to attend virtually.

You can find detailed information regarding voting in the section entitled “Questions and Answers” on pages 2 through 7 of the accompanying proxy statement.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL GENERAL MEETING OF SHAREHOLDERS TO BE HELD ON JUNE 25, 2026

The notice of the Annual Meeting, proxy statement and the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, are available at https://www.proxydocs.com/CMBM.

By order of the board of directors

Sincerely,

Morgan C. Kurk

Chief Executive Officer

2000 Center Drive

Suite East A401

Hoffman Estates, Illinois 60192– May 22, 2026

CAMBIUM NETWORKS CORPORATION

ANNUAL GENERAL MEETING OF SHAREHOLDERS TO BE HELD ON JUNE 25, 2026

PROXY STATEMENT

GENERAL INFORMATION

This proxy statement is furnished to shareholders of Cambium Networks Corporation, an exempted company incorporated with limited liability under the laws of the Cayman Islands (the “Company”), in connection with the solicitation of proxies by our board of directors for use at our 2026 annual general meeting of shareholders to be held on June 25, 2026 (the “Annual Meeting”), and at any adjournment or postponement thereof. The Annual Meeting will be held in a virtual-only format at 10:00 a.m. Pacific Time from the Company's offices located at 2550 N. 1st Street, Suite 480, San Jose, California 95131. Shareholders will not be able to attend the Annual Meeting in person, but are invited to attend virtually. In order to attend the Annual Meeting virtually, shareholders must register in advance at https://www.proxydocs.com/CMBM. During the registration process, shareholders will be able to submit questions and upon completion, will receive an email with a link to access the virtual meeting site and information regarding voting and asking questions during the meeting.

On or about May 28, 2026, we will mail to our shareholders this proxy statement and our Annual Report on Form 10-K for the fiscal year ending December 31, 2025. The proxy statement and the our Annual Report on Form 10-K for the fiscal year ended December 31, 2025 will also be available to our shareholders electronically via the Internet at https://www.proxydocs.com/CMBM.

The Company qualifies as a “smaller reporting company” defined in Rule 12b-2 of the Exchange Act of 1934, as amended (the "Exchange Act") and has elected to comply with certain scaled disclosures in this proxy statement and other annual and periodic reports permissible for such smaller reporting companies. Under these scaled disclosure exemptions, the Company is not required to provide, among other things, Compensation Discussion and Analysis and certain other tabular and narrative disclosures relating to executive compensation.

THE INFORMATION PROVIDED IN THE “QUESTIONS AND ANSWERS” FORMAT BELOW IS FOR YOUR CONVENIENCE ONLY AND IS MERELY A SUMMARY OF THE INFORMATION CONTAINED IN THIS PROXY STATEMENT. YOU SHOULD READ THIS ENTIRE PROXY STATEMENT CAREFULLY.

QUESTIONS AND ANSWERS

Why am I receiving these materials?

We are distributing our proxy materials because our board of directors is soliciting your proxy to vote at the Annual Meeting. This proxy statement summarizes the information you need to vote at the Annual Meeting. You do not need to attend the Annual Meeting to vote your shares.

On or about May 28, 2026 we will mail a copy of this proxy statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2025 to all of our shareholders as of the record date.

What proposals will be voted on at the Annual Meeting?

Shareholders will vote on the following proposals at the Annual Meeting:

1.
the election of two Class III directors and three Class I directors named in this proxy statement;
2.
the ratification of the appointment of BDO USA, P.C. as our independent registered public accounting firm for the fiscal year ending December 31, 2026;
3.
the approval, on a non-binding, advisory basis, of the compensation of our named executive officers (the "say-on-pay") vote;
4.
the approval, on a non-binding, advisory basis, on the frequency (ever year, every two years or every three years) of future advisory votes on the compensation of our named executive officers (the "say-on-frequency") vote;
5.
the approval of a reverse share split;
6.
the approval of an amendment to our Memorandum and Articles of Association to grant our board of directors the power to deal with any fractional shares resulting from a consolidation or division of our share capital (the "Fractional Share Amendment"); and
7.
the approval of an amendment to our Memorandum and Articles of Association to reflect the reverse share split in accordance with the reverse share split ration selected by the board of directors; the approval of a reverse share split (the "RSS Amendment").

We will also consider other business, if any, that properly comes before the Annual Meeting.

What happens if other business not discussed in this proxy statement comes before the meeting?

The Company does not know of any business to be presented at the Annual Meeting other than the proposals discussed in this proxy statement. If other business comes before the Annual Meeting and is proper under our Amended and Restated Memorandum and Articles of Association and Cayman Islands law, the Company representatives will use their discretion in casting all of the votes that they are entitled to cast.

How does the board of directors recommend that shareholders vote on the proposals?

Our board of directors recommends that shareholders vote “FOR” the election of the Class I and Class III directors named in this proxy statement, “FOR” the ratification of the appointment of BDO USA, P.C. as our independent registered public accounting firm for the fiscal year ending December 31, 2026, “FOR” the approval, on a non-binding, advisory basis, of the compensation of our named executive officers (the “say-on-pay” vote); “FOR” the approval, on a non-binding, advisory basis, of the frequency (every three years) of future advisory votes on the compensation of our named executive officers (the “say-on-frequency” vote); “FOR” the approval of the reverse share split; "FOR" the fractional share amendment proposal; and "FOR" the RSS Amendment.

Who is entitled to vote?

The record date for the Annual Meeting is the close of business on May 15, 2026. As of the record date, 29,032,896 ordinary shares, par value $0.0001 per share, were outstanding. Only holders of record of our ordinary shares as of the record date will be entitled to notice of and to vote at the Annual Meeting or any adjournment or postponement thereof. Each shareholder is entitled to one vote for each share of our ordinary shares held by such shareholder on the record date.

What do I need for admission to the Annual Meeting?

Our Annual Meeting will be a virtual meeting of shareholders where shareholders will participate by accessing an Internet website. We believe that hosting a virtual meeting will facilitate shareholder attendance and participation at our Annual Meeting by enabling shareholders to participate remotely from any location around the world. Our virtual meeting will be governed by our Rules of Conduct and Procedures which will be posted at www.proxydocs.com/CMBM in advance of the meeting. We have designed the virtual Annual Meeting to provide the same rights and opportunities to participate as shareholders would have at an in-person meeting, including the right to vote and ask questions through the virtual meeting platform.

We will host the Annual Meeting live online and shareholders will not be able to attend the Annual Meeting in person. There will not be a physical meeting location. You may attend the Annual Meeting live online at www.proxydocs.com/CMBM. The webcast will start at 10:00 a.m., Pacific Time. You will need the control number included in your proxy materials in order to be able to enter the Annual Meeting. Instructions on how to attend and participate online, including how to demonstrate proof of share ownership, are posted at www.proxydocs.com/CMBM. In order to attend the Annual Meeting virtually, shareholders must register in advance at https://www.proxydocs.com/CMBM prior to the meeting start time on June 25, 2026. During the registration process, shareholders will be able to submit questions and upon completion, will receive an email with a link to access the virtual meeting site and information regarding voting and asking questions during the meeting. Information contained on this website is not incorporated by reference into this proxy statement or any other report we file with the SEC.

Online check-in will begin at 9:45 a.m., Pacific Time on June 25, 2026, and you should allow ample time for the online check-in proceedings. We will have technicians standing by and ready to assist you with any technical difficulties you may have accessing the virtual meeting starting at 10:00 a.m., Pacific Time on June 25, 2026. If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the number included in your proxy materials.

We designed the format of the online Annual Meeting to ensure that our shareholders who attend our Annual Meeting will be afforded the same rights and opportunities to participate as they would at an in-person meeting and to enhance shareholder access, participation and communication through online tools. We plan to take the following steps to provide for such an experience:

•
providing shareholders with the ability to submit appropriate questions up to 15 minutes in advance of the meeting;
•
providing shareholders with the ability to submit appropriate questions real-time via the meeting website, limiting questions to one per shareholder unless time otherwise permits; and
•
answering as many questions submitted in accordance with the meeting rules of conduct as appropriate in the time allotted for the meeting.

How can I vote my shares without attending the Annual Meeting?

If you are a holder of record of ordinary shares of the Company, you may direct your vote without attending the Annual Meeting by following the instructions on the proxy card to vote by Internet or by telephone, or by signing, dating and mailing a proxy card.

If you hold your shares in street name via a broker, bank or other nominee, you may direct your vote without attending the Annual Meeting by signing, dating and mailing your voting instruction card. Internet or telephonic voting may also be available. Please see your voting instruction card provided by your broker, bank or other nominee for further details.

Can I change my vote or revoke my proxy?

You may change your vote or revoke your proxy at any time before it is voted at the Annual Meeting. If you are a shareholder of record, you may change your vote or revoke your proxy by:

•
delivering to us (Attention: Corporate Secretary) at Cambium Networks, Inc., 2000 Center Drive, Suite East A401, Hoffman Estates, Illinois 60192;
•
delivering to us an authorized proxy bearing a later date (including a proxy over the Internet or by telephone); or
•
attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not, by itself, revoke a proxy.

If your shares are held in the name of a bank, broker or other nominee, you may change your vote by submitting new voting instructions to your bank, broker or other nominee. Please note that if your shares are held of record by a bank, broker or other nominee, and you decide to attend and vote at the Annual Meeting, your vote in person at the Annual Meeting will not be effective unless you present a legal proxy, issued in your name from the record holder (your bank, broker or other nominee).

What is a broker non-vote?

Brokers, banks or other nominees holding shares on behalf of a beneficial owner may vote those shares in their discretion on certain “routine” matters even if they do not receive timely voting instructions from the beneficial owner. With respect to “non-routine” matters, the broker, bank or other nominee is not permitted to vote shares for a beneficial owner without timely received voting instructions. The only routine matter to be presented at the Annual Meeting is the proposal to ratify the appointment of BDO USA, P.C. as our independent registered public accounting firm for the fiscal year ending December 31, 2026 (Proposal Two). The election of two Class III directors and three Class I directors (Proposal One), the approval, on a non-binding, advisory basis, of the compensation of our named executive officers (the “say-on-pay” vote) (Proposal Three), the approval, on a non-binding advisory basis, of the frequency (every year, two years or three years) of future advisory votes on the compensation of our named executive officers (the “say-on-frequency” vote) (Proposal Four), the approval of our reverse share split (Proposal Five), the approval of the Fractional Share Amendment (Proposal Six), and the approval of the RSS Amendment (Proposal Seven) are each a non-routine matter.

A broker non-vote occurs when a broker, bank or other nominee does not vote on a non-routine matter because the beneficial owner of such shares has not provided voting instructions with regard to such matter. If a broker, bank or other nominee exercise their discretionary voting authority on Proposal Two, such shares will be considered present at the Annual Meeting for quorum purposes. Broker non-votes will occur as to Proposal One, Proposal Three, Proposal Four, Proposal Five, Proposal Six, Proposal Seven or any other non-routine matters that are properly presented at the Annual Meeting if the broker, bank or other nominee is not provided with voting instructions by the beneficial owner of such shares. Broker non-votes will have no impact on the voting results.

What constitutes a quorum?

The presence at the Annual Meeting, either in person or by proxy, of holders of at least a majority of the aggregate number of shares of our issued and outstanding ordinary shares entitled to vote thereat as of the record date shall constitute a quorum for the transaction of business at the Annual Meeting. Abstentions and broker non-votes will be counted as present for the purpose of determining whether a quorum is present at the Annual Meeting.

What vote is required to approve each matter to be considered at the Annual Meeting?

Proposal One: Election of Directors.

Our Amended and Restated Memorandum and Articles of Association provide for a plurality voting standard for the election of directors. The two Class III directors and the three Class I directors receiving the highest number of “FOR” votes will be elected as Class III directors and Class I directors, respectively. An abstention or a broker non-vote on Proposal One will not have any effect on the election of directors.

Proposal Two: Ratification of the Appointment of BDO USA, P.C. as Our Independent Registered Public Accounting Firm for the Fiscal Year Ending December 31, 2026.

The affirmative vote of a majority of the total votes cast by shareholders in person or by proxy is required for the approval of Proposal Two. An abstention on Proposal Two will have no effect. Brokers will have discretionary authority to vote on this proposal. Accordingly, there will not be any broker non-votes on Proposal Two.

Proposal Three: The approval, on a non-binding, advisory basis, of the compensation of our named executive officers.

The affirmative vote of a majority of the total votes cast by shareholders in person or by proxy is required for the approval of Proposal Three. An abstention or a broker non-vote on Proposal Three will not have any effect on the approval of Proposal Three.

Proposal Four: The approval, on a non-binding, advisory basis, of the frequency (every year, two years or three years) of future advisory votes on the compensation of our named executive officers.

Votes cast in favor of one frequency under the proposal must exceed votes cast in favor of the other frequencies under the proposal. If no frequency receives a majority vote, then the board of directors will consider the option that receives the highest number of votes cast to be the frequency recommended by shareholders.

Proposal Five: The approval of a reverse share split

The affirmative vote of a majority of the total votes cast by shareholders in person or by proxy is required for the approval of Proposal Five. An abstention or a broker non-vote on Proposal Five will not have any effect.

Proposal Six: The approval of an amendment to our Memorandum and Articles of Association to grant our board of directors the power to deal with any fractional shares resulting from a consolidation or division of our share capital.

The affirmative vote of a majority of not less than two-thirds of the total votes cast by shareholder in person or by proxy is required for the approval of Proposal Six. An abstention or a broker non-vote on Proposal Six will not have any effect.

Proposal Seven: The approval of an amendment to our Memorandum and Articles of Association to reflect the reverse share split in accordance with the reverse share split ratio selected by the board of directors.

The affirmative vote of a majority of not less than two-thirds of the total votes cast by shareholders in person or proxy is required for the approval of Proposal Seven. An abstention or a broker non-vote on Proposal Seven will have no effect on the result of the vote.

What is the deadline for submitting a proxy?

To ensure that proxies are received in time to be counted prior to the Annual Meeting, proxies submitted by Internet or by telephone should be received prior to the start time of the Annual Meeting, and proxies submitted by mail should be received by the close of business on the day prior to the date of the Annual Meeting.

What does it mean if I receive more than one proxy card?

If you hold your shares in more than one account, you will receive proxy materials including a proxy card for each account. To ensure that all of your shares are voted, please complete, sign, date and return a proxy card for each account or vote online according to the instructions in the proxy card for each account. To ensure that all of your shares are represented at the Annual Meeting, we recommend that you vote every proxy card that you receive.

How will my shares be voted if I return a blank proxy card or a blank voting instruction card?

If you are a holder of record of our ordinary shares and you sign and return a proxy card or otherwise submit a proxy without giving specific voting instructions, your shares will be voted:

•
“FOR” the election of each of the two Class III nominees and three Class I nominees named in this proxy statement;
•
“FOR” the ratification of the appointment of BDO USA, P.C. as our independent registered public accounting firm for the fiscal year ending December 31, 2026;
•
“FOR” the approval of the compensation of our named executive officers;
•
“FOR THREE YEARS” for the frequency of future advisory votes on the compensation of our named executive officers;
•
“FOR” the reverse share split;
•
"FOR" the Fractional Share Amendment; and
•
"FOR" the RSS Amendment.

If you hold your shares in street name via a broker, bank or other nominee and do not provide the broker, bank or other nominee with voting instructions (including by signing and returning a blank voting instruction card), your shares:

1.
will be counted as present for purposes of establishing a quorum;
2.
will be voted in accordance with the broker’s, bank’s or other nominee’s discretion on “routine” matters, which consists only of the proposal to ratify the appointment of BDO USA, P.C. as our independent registered public accounting firm for the fiscal year ending December 31, 2026 (Proposal Two); and
3.
will not be counted in connection with the election of two Class III directors and three Class I directors (Proposal One), approval of the compensation of our named executive officers (Proposal Three), the approval of the frequency of future advisory votes on the compensation of our named executive officers (Proposal Four), the approval of the reverse share split (Proposal Five), the approval of the Fractional Share Amendment (Proposal Six), and the approval of the RSS Amendment (Proposal Seven), or any other non-routine matters that are properly presented at the Annual Meeting. For each of these proposals, your shares will be treated as “broker non-votes.” A broker non-vote will have no impact on voting results.

Our board of directors knows of no matter to be presented at the Annual Meeting other than Proposals One, Two, Three, Four, Five, Six and Seven. If any other matters properly come before the Annual Meeting upon which a vote properly may be taken, shares represented by all proxies received by us will be voted with respect thereto as permitted and in accordance with the judgment of the proxy holders.

Who is making this solicitation and who will pay the expenses?

This proxy solicitation is being made on behalf of our board of directors. All expenses of the solicitation, including the cost of preparing and mailing the proxy statement and annual report, will be borne by the Company.

Will a shareholder list be available for inspection?

A list of shareholders entitled to vote at the Annual Meeting will be available at the Annual Meeting and, for 10 days prior to the Annual Meeting, at Cambium Networks, Inc., 2000 Center Drive, Suite East A401, Hoffman Estates, Illinois 60192 between the hours of 8:00 a.m. and 5:00 p.m. Central Time.

What is “householding” and how does it affect me?

We have adopted a procedure approved by the SEC called “householding.” Under this procedure, we send only one proxy statement and one annual report to eligible shareholders who share a single address, unless we have received instructions to the contrary from any shareholder at that address. This practice is designed to eliminate duplicate mailings, conserve natural resources and reduce our printing and mailing costs. Shareholders who participate in householding will continue to receive separate proxy cards.

If you share an address with another shareholder and receive only one set of proxy materials but would like to request a separate copy of these materials, please send a request to: Cambium Networks Corporation, attention: General Counsel, c/o Cambium Networks, Inc., 2000 Center Drive, Suite East A401, Hoffman Estates, Illinois 60192, +1 (847) 264-2188. Similarly, you may also contact us at the address above if you receive multiple copies of the proxy materials and would prefer to receive a single copy in the future. If you own shares through a bank, broker, or other nominee, you should contact the nominee concerning householding procedures.

How can I find out the results of the voting at the Annual Meeting?

We will announce preliminary voting results at the Annual Meeting. We will also disclose voting results on a Current Report on Form 8-K that we will file with the SEC within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Current Report on Form 8-K within four business days after the Annual Meeting, we will file a Current Report on Form 8-K to publish preliminary results and will provide the final results in an amendment to this Current Report on Form 8-K as soon as they become available.

When are shareholder proposals and director nominations due for next year’s annual general meeting of the shareholders?

Our shareholders are entitled to present proposals for action at a forthcoming meeting if they comply with the requirements of our Amended and Restated Memorandum and Articles of Association and the rules established by the SEC. Under Rule 14a-8 under the Securities Exchange Act of 1934 (the “Exchange Act”), if you want us to include a proposal in the proxy materials for our 2027 annual general meeting of shareholders, we must receive the proposal at our executive offices at 2000 Center Drive, Suite East A401, Hoffman Estates, Illinois 60192 not later than January 22, 2027. Proposals must comply with the proxy rules relating to shareholder proposals, in particular, Rule 14a-8 of the Exchange Act, to be included in our 2027 proxy materials.

Shareholders who wish to submit a proposal or director nomination for consideration at our 2027 annual general meeting of shareholders, but do not wish to submit a proposal for inclusion in our proxy materials pursuant to Rule 14a-8 under the Exchange Act, should deliver a copy of such proposal or director nomination for receipt no earlier than February 25, 2027 and not later than March 27, 2027. Any such notice also must meet certain other requirements specified in our Amended and Restated Memorandum and Articles of Association.

Notices of any such proposal or director nomination should be addressed to the attention of our Chief Legal Officer, c/o Cambium Networks, Inc., 2000 Center Drive, Suite East A401, Hoffman Estates, Illinois 60192 and we suggest that it be sent by certified mail, return receipt requested.

In addition to satisfying the requirement under our Amended and Restated Memorandum and Articles of Association, to comply with the universal proxy rules, shareholders who intend to solicit proxies in support of director nominees other than the Company's nominees must provide notice to the Company that sets forth the information required by Rule 14a-19 under the Exchange Act no later than April 26, 2027.

Whom can I contact for further information?

If you would like additional copies, without charge, of this proxy statement or if you have questions about the Annual Meeting, the proposals, or the procedures for voting your shares, you should contact our Chief Legal Officer, c/o Cambium Networks, Inc., 2000 Center Drive, Suite East A401, Hoffman Estates, Illinois 60192.

MATTERS TO BE CONSIDERED AT THE ANNUAL GENERAL MEETING

PROPOSAL ONE

ELECTION OF TWO CLASS III DIRECTORS AND THREE CLASS I DIRECTORS

Controlled Company Status

Although our ordinary shares have been delisted from The Nasdaq Stock Market ("Nasdaq"), we continue to comply with certain listing rules and regulations of Nasdaq. We are a “controlled company” under Nasdaq rules because more than 50% of the voting power of our shares are held by Vector Cambium Holdings (Cayman), L.P. (“VCH, L.P.”) and its affiliates. VCH, L.P., is owned by investment funds affiliated with Vector Capital, a leading global private equity firm (“Vector Capital”). Although our shares have been delisted, we continue to rely upon the controlled company exemption relating to the board of directors and committee independence requirements under the Nasdaq listing rules. Pursuant to this exemption, we are exempt from the rules that would otherwise require that our board of directors consist of a majority of independent directors.

Shareholder Agreement

On June 26, 2019, we entered into the shareholder agreement (the “Shareholder Agreement”) with VCH, L.P. pursuant to which Vector Capital is entitled to nominate members of our board of directors as follows: so long as affiliates of Vector Capital own, in the aggregate, (i) more than 5% but up to 25% of our outstanding ordinary shares, Vector Capital will be entitled to nominate one director, (ii) more than 25% but up to 50% of our ordinary shares, Vector Capital will be entitled to nominate two directors or (iii) more than 50% of our ordinary shares, Vector Capital will be entitled to a number of directors proportionate to their voting interest.

Vector Capital, together with Alexander Slusky, founder and a managing director of Vector Capital, and Robert Amen, a managing director of Vector Capital, currently holds approximately 50.1% of our outstanding ordinary shares. The directors currently on our board that were nominated by Vector Capital are Alexander Slusky and Robert Amen.

For more information on the Shareholder Agreement, see the section on “Certain Relationships and Related Party Transactions—Shareholder Agreement.”

General

Our board of directors currently consists of seven directors, who are divided into three classes with staggered, three-year terms. Our Amended and Restated Memorandum and Articles of Association provides that the authorized number of directors may be changed only by resolution of our board of directors. We did not hold an annual general meeting of shareholders in 2025. Accordingly, at the Annual Meeting, our shareholders will elect two Class III directors, whose terms will expire at the annual general meeting of shareholders to be held in 2028 and who otherwise would have come up for re-election in 2025, and three Class I directors, whose terms will expire at the annual general meeting of shareholders to be held in 2029. Each of our current directors continues to serve as a director until the election and qualification of his or her successor, or until his or her earlier death, resignation or removal.

Our board of directors nominated each of Bruce Felt and Kevin Lynch for election to our board of directors as Class III directors at the Annual Meeting. Mr. Felt and Mr. Lynch currently serve on our board of directors and have consented to be named in this proxy statement and Mr. Felt and Mr. Lynch have agreed to serve, if elected, until the 2028 annual general meeting of shareholders, and each until their successors have been duly elected and qualified or until their earlier resignation or removal.

Our board of directors nominated each of Atul Bhatnagar, Alexander Slusky and Morgan Kurk for election to our board of directors as Class I directors at the Annual Meeting. Mr. Bhatnagar, Mr. Slusky, and Mr. Kurk currently serve on our board of directors and have consented to be named in this proxy statement and each has agreed to serve, if elected, until the 2029 annual general meeting of shareholders, and each until their successors have been duly elected and qualified or until their earlier resignation or removal.

Information Regarding Nominees and Continuing Directors

The following table sets forth information with respect to our directors, including the three nominees for election at the Annual Meeting:

Name	Age	Director Since	Board Committees
Class III Directors - Nominees for Election at the Annual Meeting
Bruce Felt	68	May 2018	Audit Committee (Chair)
Kevin Lynch	56	June 2020	Audit Committee
Class I Directors - Nominees for Election at the Annual Meeting
Atul Bhatnagar	67	April 2018	—
Alexander Slusky	57	August 2011	Compensation Committee (Chair)
Morgan Kurk	55	August 2023	—
Class II Directors - Term Expiring at the 2027 Annual Meeting
Vikram Verma	60	January 2019	Audit Committee, Compensation Committee
Robert Amen (Chairman)	51	August 2011	—

Additional biographical descriptions of the nominees and continuing directors are set forth in the text below. These descriptions include the experience, qualifications, qualities and skills that led to the conclusion that each director should serve as a member of our board of directors at this time.

Board Nominees - Class III Directors

Bruce Felt has served as a member of our board of directors since May 2018 and is the chair of our audit committee. Mr. Felt has served as Chief Financial Officer of Kong, a software API management company, since January 2026. He served as the Chief Financial Officer of Domo, a cloud-based enterprise software company from August 2014 to March 2023. From June 2012 to June 2014, Mr. Felt served as the Chief Financial Officer of Ten-X, an online real estate marketplace. From October 2006 to June 2012, Mr. Felt served as the Chief Financial Officer of SuccessFactors, a cloud-based human capital management software company. Mr. Felt is currently a member of the board of directors of Veradigm Inc., a provider of practice management and electronic health records technology; Job & Talend, a labor marketplace; Betterworks, a human capital management software company; and Human Interest, a provider of retirement plans for small and medium sized businesses. Mr. Felt was a member of the board of directors of Evolent Health, a healthcare services company from June 2015 to January 2021. Mr. Felt holds a B.S. in accounting from the University of South Carolina and a M.B.A. from Stanford University Graduate School of Business.

We believe that Mr. Felt possesses specific attributes that qualify him to serve as a member of our board of directors and the Chair of our audit committee, including his experience as a chief financial officer and a member of the board of directors of public and private companies.

Kevin Lynch has served as a member of our board of directors since June 2020 and serves on our audit committee. Mr. Lynch, has, from January 2011 to present, managed all investing and tax planning for the Lynch Family Office. From March 2001 to December 2010, Mr. Lynch was a partner at Jana Partners LLC, a value-oriented, event-driven fund with a sub-strategy of activist investing and was a member of the investment committee. From August 1999 to March 2001, Mr. Lynch was an associate with Sagaponack Partners LP, a private equity investment firm, from January 1995 to August 1997 he was an associate with the private equity investment firm Cornerstone Equity Investors LLC and from 1990 to 1995, Mr. Lynch worked in various accounting and investment areas of Prudential Financial, Inc. From March 2016 to March 2019, Mr. Lynch was a member of the board of directors of the Investment Technology Group, Inc., and served on the capital committee from 2016 to 2019 and the audit committee from 2018 to 2019, when the company was acquired by Virtu Financial, Inc. in March 2019. Mr. Lynch holds a B.S. in finance from Penn State University and an M.B.A. from Columbia Business School. He is a Chartered Financial Analyst and a member of the CFA Institute.

We believe that Mr. Lynch possesses specific attributes that qualify him to serve as a member of our board of directors and a member of our audit committee, including his experience as an investor in technology and other growth companies, his experience in accounting and investment advisory services and as a member of the board of directors of a public company.

Board Nominees -- Class I Directors

Alexander R. Slusky has served as a member of our board of directors since August 2011. Since its inception in 1997, Mr. Slusky has served as Managing Director and Founding Partner of Vector Capital and its affiliated funds. From 1995 until 1997, Mr. Slusky led the technology equity practice at Ziff Brothers Investments, managing a portfolio of public and private technology investments which later became Vector Capital. From 1992 until 1995, Mr. Slusky was an investor at New Enterprise Associates, a venture capital firm where he focused on venture investments in software, communications, and digital media. Mr. Slusky currently serves on the board of directors of Rocket Lab, a space systems company, and previously served on the board of directors of Technicolor SA, a digital media solutions company. Mr. Slusky holds a Bachelor’s degree in Economics from Harvard University and a Master of Business Administration from Harvard Business School.

We believe that Mr. Slusky possesses specific attributes that qualify him to serve as a member of our board of directors and the chair of our compensation committee, including his experience as an investor in the technology industry and as a member of the board of directors of other public and private companies.

Atul Bhatnagar served as our President and Chief Executive Officer from February 2013 to August 2023. He was chief executive officer of ExperienceFlow AI from November 2024 to February 2025. He was on the board of directors of Cambium Networks, Ltd., the company through which we conduct our business from September 2014 to August 2023. In connection with our IPO, Mr. Bhatnagar was appointed as a member of our board of directors in April 2018. Prior to joining us, Mr. Bhatnagar served as the President and Chief Executive Officer of Ixia, a company that provided test and measurement equipment and applications to maintain wireless and wireline computer networks, from March 2008 until May 2012. Mr. Bhatnagar holds a B.S. degree in Electrical Engineering from the Birla Institute of Technology and Sciences and a M.S. in Electrical Engineering from the University of New Mexico, Albuquerque.

We believe that Mr. Bhatnagar possesses specific attributes that qualify him to serve as a member of our board of directors, including his extensive experience in the wireless and wireline networking industry and the operational insight and expertise he has accumulated as a President and CEO of public companies.

Morgan Kurk has been our President and Chief Executive Officer and a member of our Board of Directors since August 2023. From September 2021 to April 2023 he was President, Personal Protection Equipment at Honeywell. Prior to that, Mr. Kurk held roles at CommScope, as Chief Technology Officer, Executive Vice President, and Executive Vice President of the Broadband Segment from April 2019 to July 2021, Chief Operating Officer from April 2018 to July 2021, Chief Technology Officer from October 2015 to January 2018, Senior Vice President, Wireless from April 2012 to October 2015, and Senior Vice President, Enterprise from November 2009 to July 2012. Mr. Kurk holds an M.S.E.E. Electromagnetics and Optics from the University of Michigan, and an M.B.A., Marketing and Finance from Northwestern University, Kellogg School of Management.

We believe that Mr. Kurk possesses specific attributes that qualify him to serve as a member of our board of directors, including his executive leadership experience in the technology industry and specifically in the industries of wireless broadband, Wi-Fi and related industries in which we compete.

Recommendation of Our Board of Directors

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT OUR SHAREHOLDERS VOTE “FOR” THE ELECTION OF THE TWO CLASS III BOARD NOMINEES AND THE THREE CLASS I BOARD NOMINEES NAMED ABOVE.

Continuing Directors--Class II Directors

Robert Amen has served as a member of our board of directors since August 2011, as our Chairman of the Board since 2018 and a member of our Audit Committee from June 2019 to June 2020. Mr. Amen joined Vector Capital as an Associate in 1999 and became Managing Director in 2012. Before joining Vector Capital, Mr. Amen was a Business Development Manager at Microsoft Corporation and a Corporate Finance Analyst in the Technology practice at Montgomery Securities. Mr. Amen currently sits on the Board of Directors of Leap Event Technology, MoxiWorks, IPVALUE, and Showpad. Previous board assignments include CollabNet VersionOne (acquired by TPG Capital), Cloudsense (acquired by Skyvera), Corel (acquired by KKR), Idera (acquired by TA Associates), McGraw Hill

Education and Precise Software Solutions (acquired by Idera). Mr. Amen has a B.A. in history and economics from Stanford University and a M.B.A from The Wharton School.

We believe that Mr. Amen possesses specific attributes that qualify him to serve as a member of our board of directors, including his experience as an investor in the technology industry and as a member of the board of directors of other private technology companies.

Vikram Verma has served as a member of our board of directors since January 2019 and serves on our audit and compensation committees. Mr. Verma served as Chief Executive Officer of 8x8, a cloud communication services company, from September 2013 to December 2020 and as a director of 8x8 from January 2012 to December 2020. From October 2008 through August 2013, Mr. Verma was President of Strategic Venture Development for Lockheed Martin. From 2006 through 2008, Mr. Verma was President of the IS&GS Savi Group, a division of Lockheed Martin. Prior to 2006, Mr. Verma was Chairman and Chief Executive Officer of Savi Technology through its acquisition by Lockheed Martin. Mr. Verma has served as a member of the board of directors of RAE Systems (acquired by Honeywell International), Blackfire (acquired by ROKU, Inc.) and Ping Identity Holding Corp. (acquired by Thoma Bravo). He currently serves on the board of directors of Cyara (Lead Independent Director), Zingtree, Genesis Digital, LLC (Executive Chairman, Board of Managers), SecureAuth Corporation (Chairman), TokenEX (now called IXOPAY) (Chairman), and the Advisory Board of Wiliot. Mr. Verma received a Bachelor of Science Electrical Engineering (B.S.E.E.) degree from Florida Institute of Technology, a Master of Science Electrical Engineering (M.S.E.) degree from the University of Michigan, and a graduate degree of Engineer in Electrical Engineering from Stanford University.

We believe that Mr. Verma possesses specific attributes that qualify him to serve as a member of our board of directors and a member of our audit and compensation committees, including his experience as a chief executive officer and member of the board of public companies.

Skills and Experience

Our priority in selection of board members is identification of members who will further the interests of our shareholders through their established record of professional accomplishment, the ability to contribute positively to the collaborative culture among board members, knowledge of our business and understanding of the competitive landscape. Although we have no formal policy regarding board diversity, our board of directors recognizes the importance and the value of diversity and seeks directors with varying professional backgrounds and other differentiating personal characteristics who combine a broad spectrum of experience and expertise with a reputation for integrity.

Board Experience and Skills Matrix

	Alexander Slusky	Atul Bhatnagar	Morgan Kurk	Robert Amen	Vikram Verma	Bruce Felt	Kevin Lynch
CEO Experience		X	X		X
Industry Experience	X	X	X	X	X
Technology Leadership		X	X		X	X
Governance/Public Company Experience	X	X	X	X	X	X	X
Financial Experience	X	X	X	X	X	X	X
International Experience	X	X	X	X	X	X	X
Strategy Experience	X	X	X	X	X	X	X
Risk Management Experience	X	X	X	X	X	X	X

CORPORATE GOVERNANCE

Controlled Company Exemption

Although our ordinary shares have been delisted from Nasdaq, we continue to rely on the controlled company exemption under the Nasdaq corporate governance rules, including exemptions from certain corporate governance requirements such as requirements that:

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a majority of our board of directors consists of “independent directors,” as defined under the rules of Nasdaq;
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the compensation of our executive officers be determined, or recommended to the board of directors for determination, by majority vote of the independent directors or by a compensation committee comprised solely of independent directors;
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director nominees be selected, or recommended to the board of directors for selection, by majority vote of the independent directors or by a nomination committee comprised solely of independent director;
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the nominating and corporate governance committee be composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities;
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the compensation committee be composed entirely of independent directors; and
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there be an annual performance evaluation of the nominating and corporate governance and compensation committees.

These exemptions do not modify the independence requirements for our audit committee, which require that our audit committee be comprised exclusively of independent directors.

Our board of directors undertook a review of its composition and the independence of each director. Based upon information requested from and provided by each director concerning his or her background, employment and affiliations, our board of directors has determined that each of Mr. Felt, Mr. Verma and Mr. Lynch is an “independent director” as defined under Nasdaq listing rules. Mr. Slusky and Mr. Amen are not independent directors because of their affiliation with Vector Capital, our majority shareholder, Mr. Bhatnagar is not independent because he served as our former Chief Executive Officer until August 1, 2023, and Mr. Kurk is not independent because he is our current Chief Executive Officer.

Board of Directors’ Role in Risk Oversight

Our board of directors takes an enterprise-wide approach to risk management that seeks to complement our organizational objectives, strategic objectives, long-term organizational performance and the overall enhancement of shareholder value. Our board of directors believes that its oversight of the executive team’s management of risks confronting the Company is one of its most important areas of responsibility, and directly oversees corporate and product strategy, executive succession planning, and other matters reserved to the full board. In addition the full board assesses and considers the risks we face on an ongoing basis, including risks that are associated with our financial position and cash management, our competitive position and the impact of our operations on our cost structure, as well as our noncompliance with listing standards of The Nasdaq Stock Market, our delisting from the Nasdaq Stock Market, our ordinary shares trading on the OTC Expert Market, and the filing requirements of the SEC. In addition, our board of directors reviews and assesses risks associated with the current state of trade relations and global tariffs, inflationary pressures, a potential global recession, cybersecurity events, the increasing use of artificial intelligence and generative AI tools, excess and obsolete inventory, declining sales, and the impact of the political tensions, including the conflict in Russia, Belarus and Ukraine, the conflict between Iran and the United States and Israel and other tensions in the Middle East and elsewhere, as well as the relationship between the U.S. and China, and discusses these risks with management. Our board of directors’ approach to risk management includes understanding the risks we face, analyzing them with the latest information available and determining with management the steps that should be taken to manage those risks, with a view toward the appropriate level of risk for a company of our size and financial condition.

Certain committees of our board of directors actively manage risk within their given purview and authority.

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Our audit committee has primary responsibility for assisting the board of directors with risk oversight and has the responsibility for overseeing our major financial, legal and regulatory risk exposures, which span a variety of areas including our financial statements, privacy and data security, environmental risks and disclosure, corporate governance, legal and regulatory compliance, reputational and policy matters, financial reporting and cybersecurity, as well as risks associated with our internal control over financial reporting and any weaknesses in these controls. Our audit committee also oversees the steps our management has taken to monitor and control these exposures, including policies and procedures for assessing and managing risk and related compliance efforts.
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Our compensation committee evaluates risks arising from compensation policies and practices and maintains oversight of the design and administration of compensation programs and policies.
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Each of our committees provides reports to the full board of directors regarding these and other matters.
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Management, led by our CEO and executive team, implements and supervises day-to-day risk management processes and reports to the board and its committees on significant matters.

Board Leadership Structure

Currently, the roles of chairman of the board of directors and chief executive officer are separated. Our board of directors believes that having separate positions is appropriate for us and demonstrates our commitment to good corporate governance. Our board of directors has elected Mr. Amen chairman of the board and believes that he is the person best positioned to ensure that the time and attention of our board of directors is focused on the matters most critical to our business, including management oversight and risk assessment as a result of his in-depth knowledge of our business, opportunities and challenges. Our CEO is then better able to focus on our day-to-day business and corporate strategy, and convey management's perspective to the board of directors. Our board of directors believes that this current leadership structure provides effective independent oversight of management and best serves the shareholders.

Meetings of the Board of Directors

Our board of directors held sixteen (16) meetings and acted by written consent four (4) times during the year ended December 31, 2025. During 2025, each person currently serving as a director attended at least 75% of the aggregate of the total number of meetings of the board of directors and each committee of which he was a member. Each director is also encouraged to attend the Company’s annual general meeting of shareholders, although we did not hold an annual general meeting of shareholders during 2025.

Committees of the Board of Directors

Our board of directors has established an audit committee and a compensation committee. Although our ordinary shares are no longer listed on Nasdaq, we continue to adhere to Nasdaq's listing rules and are relying on the controlled company exemption under the Nasdaq rules that do not require us to form a nominating and corporate governance committee at this time. The independent members of our board of directors are responsible for nominations of directors.

Each committee operates pursuant to a written charter that has been approved by our board of directors. A copy of the current charter for each of the audit committee and compensation committee is available on our website at www.cambiumnetworks.com. We do not intend for the website address listed in Annual Report on Form 10-K to be an active link or to otherwise incorporate the contents of our website into this proxy statement. The audit committee met seven (7) times and acted by written consent two (2) times during 2025, and the compensation committee met three (3) times during 2025. The members of the audit committee and compensation committee are noted in the table below:

Audit Committee	Compensation Committee
Bruce Felt (Chair)	Alexander Slusky (Chair)
Vikram Verma	Vikram Verma
Kevin Lynch

Audit Committee

Our audit committee consists of Bruce Felt, Vikram Verma and Kevin Lynch, with Mr. Felt serving as the chair. Our board of directors has determined that each of Messrs. Felt, Verma and Lynch are independent within the meaning of Rule 10A-3 under the Exchange Act. Our board of directors has also determined that Mr. Felt is an “audit committee financial expert” as defined by the applicable SEC rules and has the requisite financial sophistication as defined under the applicable rules and regulations of Nasdaq.

In accordance with our audit committee charter, our audit committee is responsible for, among other things:

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overseeing our corporate accounting and financial reporting processes and our internal controls over financial reporting;
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evaluating the independent registered public accounting firm’s qualifications, independence and performance;
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engaging and approving the compensation of the independent registered public accounting firm;
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approving the retention of the independent registered public accounting firm to perform any proposed permissible non-audit services;
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reviewing our consolidated financial statements;
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reviewing our critical accounting policies and estimates and internal controls over financial reporting;
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discussing with management and the independent registered public accounting firm the results of the annual audit and the reviews of our quarterly consolidated financial statements;
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aiding the board in matters of risk management including privacy and data security;
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reviewing our environmental, social and governance initiatives; and
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such other matters that are specifically designated to the audit committee by our board of directors from time to time.

Our audit committee operates under a written charter that satisfies the applicable standards of the SEC.

Compensation Committee

Our compensation committee consists of Alexander Slusky and Vikram Verma, with Mr. Slusky serving as chair. Although our ordinary shares are no longer listed on Nasdaq, we continue to adhere to Nasdaq’s listing rules and rely on certain exemptions afforded to controlled companies under the Nasdaq corporate governance rules, which exempt us from the requirement that we have a compensation committee composed entirely of independent directors. We intend to comply with future requirements to the extent they become applicable to us. We believe the inclusion of Mr. Slusky, a non-independent director, as chairman of our compensation committee is in the best interests of our company and shareholders because Mr. Slusky has relevant skills and experience that makes him qualified to research, assess and recommend executive compensation plans, and create competitive retention strategies, balancing our financial goals with investor expectations as a result of his role working with various portfolio companies of Vector Capital, where he is Chief Investment Officer.

In accordance with our compensation committee charter, our compensation committee is responsible for, among other things:

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reviewing and approving policies relating to compensation and benefits of our officers and employees, including reviewing and approving corporate goals and objectives relevant to compensation of the Chief Executive Officer and other senior officers;
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evaluating the performance of the Chief Executive Officer and other senior officers in light of those goals and objectives;
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setting compensation of the Chief Executive Officer and other senior officers based on such evaluations;
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administering the issuance of options and restricted share units and any other equity awards under our equity-based incentive plans; and
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such other matters that are specifically designated to the compensation committee by our board of directors from time to time.

The compensation committee operates under a written charter that satisfies the applicable standards of the SEC. The compensation committee may form and delegate authority to subcommittees consisting of one or more members when it deems appropriate.

Compensation Committee Interlocks and Insider Participation

During the year ended December 31, 2025, none of the members of our compensation committee is or has been an officer or employee of the Company. None of our executive officers currently serves, or in the past year has served, as a member of the board of directors or compensation committee (or other board committee performing equivalent functions) of any entity that has one or more executive officers serving on our board of directors or compensation committee.

Code of Business Conduct and Ethics

Our board of directors has adopted a code of business conduct and ethics, which establishes the standards of ethical conduct applicable to all of our directors, officers and employees, and a code of ethics for senior financial officers that applies to our Chief Executive Officer, the Chief Financial Officer, the Chief Accounting Officer, the Controller and persons performing similar functions. A copy of our code of business conduct and ethics is posted on our website, www.cambiumnetworks.com. In addition, we intend to post on our website all disclosures that are required by law or the Nasdaq Listing Rules concerning any amendments to, or waivers from, any provision of the code. The reference to our web address does not constitute incorporation by reference of the information contained at or available through our website.

Director Nomination Process

Our full board of directors is responsible for identifying individuals qualified to serve as directors, and for selecting nominees for election as directors, except where we are legally required by contract, law or otherwise to provide third parties with the right to nominate. The process followed by our board of directors to identify and evaluate director candidates includes requests to other board members as well as other existing contacts for recommendations, meetings from time to time to evaluate biographical information and background material relating to potential candidates, and interviews of selected candidates. Our board may use a third-party search firm in those situations where particular qualifications are required or where existing contacts are not sufficient to identify an appropriate candidate.

Shareholders may recommend individuals for consideration as potential director candidates. Any such proposals should be submitted to our corporate secretary at our principal executive offices and should include appropriate biographical and background material to allow our board of directors to properly evaluate the potential director candidate and the number of our shares beneficially owned by the shareholder proposing the candidate. See the Questions and Answers above on page 6 of this proxy statement “When are shareholder proposals due for next year’s annual general meeting of shareholders” for the process to submit nominations. Assuming that biographical and background material has been provided on a timely basis, any recommendations received from shareholders will be evaluated in the same manner as other potential nominees considered by our board of directors. If our board of directors determines to nominate a shareholder-recommended candidate and recommends his or her election, then his or her name will be included on our proxy card for our next annual general meeting of shareholders.

Shareholder Communications

Any shareholder or other interested party who wishes to communicate with our board of directors or any individual director may send written communications to our board of directors or such director addressed to Cambium Networks Corporation, c/o Cambium Networks, Inc., 2000 Center Drive, Suite East A401, Hoffman Estates, Illinois 60192, attention: corporate secretary. The communication must include the shareholder’s name, address and an indication that the person is our shareholder. The Corporate Secretary will review any communications received from shareholders and will forward such communications to the appropriate director or directors, or committee of our board of directors, based on the subject matter.

Delinquent Section 16(a) Reports

The members of our board of directors, executive officers and beneficial holders of more than ten percent (10%) of the outstanding ordinary shares are subject to the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934, or the Exchange Act, which requires them to file reports with respect to their ownership of our securities. To our knowledge, based solely upon the copies of Section 16(a) reports and written representations which we received from such persons for their transactions in our ordinary shares during 2025 and their ordinary shares holdings, we believe that all reporting requirements under Section 16(a) for such fiscal year were met in a timely manner by our directors, executive officers and greater than ten percent (10%) beneficial owners.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Other than executive officer and director compensation arrangements discussed in the section titled “Executive compensation,” below we describe transactions since January 1, 2025 to which we were a party or will be a party, in which:

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the amounts involved exceeded or will exceed $120,000; and
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any of our directors, executive officers or holders of more than 5% of our ordinary shares, or any member of the immediate family of, or person sharing the household with, the foregoing persons, had or will have a direct or indirect material interest.

Transactions with Vector Capital and its Affiliates

Shareholder Agreement

We entered into a Shareholder Agreement (the “Shareholder Agreement”) with VCH, L.P. upon the effectiveness of our initial public offering in June 2019. Pursuant to this Shareholder Agreement, Vector Capital is entitled to nominate members of our board of directors as follows: so long as affiliates of Vector Capital own, in the aggregate, (i) more than 5% but up to 25% of our outstanding ordinary shares, Vector Capital will be entitled to nominate one director, (ii) more than 25% but up to 50% of our ordinary shares, Vector Capital will be entitled to nominate two directors or (iii) more than 50% of our ordinary shares, Vector Capital will be entitled to a number of directors proportionate to their voting interest.

Registration rights

Pursuant to the Shareholder Agreement, we have granted certain registration rights to Vector Capital. Set forth below is a description of the registration rights granted under the Shareholder Agreement.

Demand registration rights

Vector Capital may request in writing that we effect a registration statement of its registrable securities on Form S-1; provided that we shall not be obligated to effect such requested registration if (x) it is for a public offering of ordinary shares reasonably anticipated to have an aggregate offering price to the public of less than $10,000,000 or (y) we then meet the eligibility requirements applicable to use the Form S-3 in connection with such registration and are able to effect such requested registration on Form S-3. We shall be obligated to effect no more than three Form S-1 registrations pursuant to the demand registration rights that have been declared and ordered effective.

Form S-3 registration rights

Vector Capital may request in writing that we effect a registration statement of its registrable securities on Form S-3; provided that the shares to be sold under such Form S-3 is reasonably anticipated to have an aggregate offering price to the public equal to or greater than $10,000,000.

Piggyback registration rights

If we propose to file a registration statement for a public offering of our securities, subject to certain exceptions, we shall notify all holders of registrable securities and afford them an opportunity to include in the registration all or any part of their registrable securities that each such holder has requested to be registered.

Expenses of registration

Subject to certain exceptions such as withdrawal of the registration by the securityholders, we will pay all expenses (other than underwriting discounts and commissions) in connection with the demand registration, Form S-3 registration and piggyback registration including, among others, all registration and filing fees, printers’ and accounting fees, fees and disbursements of counsel for us, reasonable fees and disbursements of a single special counsel for the holders.

Termination of registration rights

The registration rights discussed above shall terminate as follows on the earlier of (i) the date on which all registrable securities have been sold or otherwise cease to be registrable securities as defined by the Shareholder Agreement and (ii) as to Vector Capital, the date on which it beneficially owns less than 1% of the total voting power of the Company. The rights of Vector Capital to request registration pursuant to a registration statement on Form S-1 shall terminate on the date on which Vector Capital no longer beneficially owns at least 10% of the total voting power.

Limitations on subsequent registration rights

From and after the date of the Shareholder Agreement, we shall not without the prior written consent of Vector Capital (i) enter into any agreement with respect to the Company's ordinary shares that is inconsistent with or violates the rights granted to the holders of registrable securities under the Shareholder Agreement nor (ii) grant to any other person any shelf, demand, piggyback or incidental registration rights that are or senior to the rights granted to Vector Capital.

The summary of the Shareholder Agreement contained in this proxy statement is qualified by reference to the Shareholder Agreement, a copy of which was filed as Exhibit 4.2 to the Company’s Registration Statement on Form S-1/A filed with the SEC on June 13, 2018.

Transactions with Executive Officers and Directors

Indemnification Agreements with Officers and Directors

We have entered into indemnification agreements with all of our executive officers and directors. Each indemnification agreement provides that we will indemnify the director or executive officer, as the case may be, to the fullest extent permitted by law for claims arising in his or her capacity as our director or executive officer, as the case may be, provided that he or she acted in good faith and in a manner that he or she reasonably believed to be in, or not opposed to, our best interests and, with respect to any criminal proceeding, had no reasonable cause to believe that his or her conduct was unlawful. In the event that we do not assume the defense of a claim against a director or such officer, we will be required to advance his or her expenses in connection with his or her defense, provided that he or she undertakes to repay all amounts advanced if it is ultimately determined that he or she is not entitled to be indemnified by us.

Employment Agreements

We have entered into agreements containing compensation, termination and change of control provision, among others, with certain of our executive officers as described in the section entitled “Executive compensation—Employment agreements and Potential payments upon termination or change-in-control” below.

Policies and Procedures for Related Person Transactions

Related person transactions, which we define as all transactions involving an executive officer, director or a holder of more than 5% of our shares, including any of their immediate family members and any entity owned or controlled by such persons, are reviewed and approved by the audit committee of our board of directors and a majority of disinterested directors on our board.

In any transaction involving a related person, our audit committee and board of directors considers all of the available material facts and circumstances of the transaction, including: the direct and indirect interests of the related persons; in the event the related person is a director (or immediate family member of a director or an entity with which a director is affiliated), the impact that the transaction will have on a director’s independence; the risks, costs and benefits of the transaction to us; and whether any alternative transactions or sources for comparable services or products are available.

After considering all such facts and circumstances, our audit committee and board of directors determine whether approval or ratification of the related person transaction is in our best interests. For example, if our audit committee determines that the proposed terms of a related person transaction are reasonable and at least as favorable as could have been obtained from unrelated third parties, it will recommend to our board of directors that such transaction be approved or ratified. In addition, if a related person transaction will compromise the independence of one of our directors, our audit committee may recommend that our board of directors reject the transaction if it could affect our ability to comply with securities laws and regulations.

The policies and procedures described above for reviewing and approving related person transactions are set forth in our Policy for Approval of Related Party Transactions. In addition, the charter for our audit committee provides that one of the committee’s responsibilities is to review and approve in advance any proposed related person transactions.

Pursuant to the written charter of our audit committee, our audit committee is responsible for reviewing and approving, prior to our entry into any such transaction, all related person transactions involving a principal shareholder, a member of the board of directors, senior management or an immediate family member of any of the aforementioned individuals. In addition, our Code of Business Conduct and Ethics requires that our officers and employees avoid taking for themselves personally opportunities that are discovered through the use of our property, information or position or use of our property, information or position for personal gain.

DIRECTOR COMPENSATION

Generally, our directors who are not also our officers or employees are eligible to receive cash compensation for their service on our board of directors. In addition, all directors have received equity awards with respect to our ordinary shares.

During 2025, our non-employee members of our board of directors other than Mr. Bhatnagar were entitled to a board compensation program payable to non-employee members of the board approved in 2023, consisting of an annual cash compensation for members of the board as set forth below. This program provides the following cash compensation:

Annual Cash Compensation Elements	Amount
Board Retainer	$50,000
Audit Committee Retainer (Chair)	$25,000
Audit Committee Retainer (Other Members)	$10,000
Compensation Committee Retainer (Chair)	$15,000

All non-employee members of the board, including any member affiliated with Vector Capital, are entitled to board fees other than Mr. Atul Bhatnagar, our former President and Chief Executive Officer. Given the financial position of the Company, all members of the board of directors agreed to forego payment of board fees during 2024, and accordingly no board fees were paid during 2024. During 2025, we paid fees to Mr. Felt, Mr. Verma and Mr. Lynch with respect to 2024 service and such directors received their 2025 board fees on a quarterly basis in accordance with our past practices. We have not paid board fees for 2025 or 2024 for Mr. Slusky or Mr. Amen.

Please see the “2025 Summary Compensation Table” for a summary of the compensation received by Mr. Kurk with respect to his service during 2025. No equity awards were made to any member of the board of directors during 2025.

In addition to the above, we reimburse our directors for their reasonable out-of-pocket expenses to attend board and committee meetings.

2025 Director Compensation Table

The following table sets forth the 2025 director compensation earned or received by our non-employee directors:

Name	Fees earned or paid in cash ($)	Option awards ($) (1)	All other compensation ($)	Total ($)
Robert Amen	$50,000	$—	$—	$50,000
Alexander R. Slusky	65,000	—	—	65,000
Bruce Felt	75,000	—	—	75,000
Vikram Verma	60,000	—	—	60,000
Kevin Lynch	60,000	—	—	60,000
Atul Bhatnagar (2)	—	—	—	—

(1)
No equity awards were granted to members of our board of directors during 2025. As of December 31, 2025, our non-employee directors had equity awards outstanding with respect to the following number of shares: Mr. Amen 110,000 options, of which 80,000 are fully vested; Mr. Slusky  110,000 options, of which 80,000 are fully vested; Mr. Felt  161,588 options, of which 131,588 are fully vested; Mr. Verma 151,608 options, of which 121,608 are fully vested; Mr. Lynch 120,000 options, of which 97,500 are fully vested, Mr. Bhatnagar, 650,000 options, of which 631,250 are fully vested.
(2)
Mr. Bhatnagar is not paid fees for his service on the board of directors but continues to vest in outstanding equity previously awarded to him.

EXECUTIVE OFFICERS

The executive officers of the Company are elected each year at the meeting of our Board, which precedes the annual general meeting of shareholders, and at other Board meetings, as appropriate. As of May 15, 2026, the executive officers of the Company were as follows:

Name	Age	Position(s)
Morgan Kurk	56	President and Chief Executive Officer and Director
Mitchell Cohen*	70	Interim Chief Financial Officer
Scott Imhoff	57	Senior Vice President, Product Management
Sally Rau	67	Senior Vice President, Chief Legal and HR Officer
Vibhu Vivek	58	Senior Vice President, Products

*Mitch Cohen joined as Interim Chief Financial Officer effective December 18, 2025.

Executive officers

A description of the business experience of Morgan Kirk is provided above under the heading "Board Nominees--Class I Directors."

Mitchell Cohen has served as our interim Chief Financial Officer since December 18, 2025. Mr. Cohen has provided chief financial officer and consultant services to companies since 2018 and acted as interim chief financial officer to a variety of companies since 2022, serving in such capacity for Cerence, Redbox Entertainment, Blue Apron and Cytodyn. He holds a Bachelor of Arts, Accounting & Economics, from Queens College.

Scott Imhoff has served as our Senior Vice President, Product Management since July 2016. Mr. Imhoff joined us in October 2011 from Motorola Solutions and served in a variety of business development positions, including Director of Business Development, Vice President of Global Partner Development, and Vice President and Senior Vice President of Product Management. Mr. Imhoff holds a B.S. in Economics from Iowa State University and a M.B.A. from Lake Forest Graduate School of Management.

Sally Rau has served as our General Counsel from February 2015 to March 2024, as our Chief Legal Officer since April 2024 and as our Chief Human Resources Officer since August 2024. In the intervening period between 2014 and 2015, Ms. Rau was a consultant for law firms in the San Francisco Bay Area. Prior to 2014, Ms. Rau served as General Counsel of Velti, a provider of mobile marketing and advertising technology and solutions, a position she held from August 2010 until December 2013. From June 1998 until September 2010, Ms. Rau was a lawyer, and, from 2000 a partner, at DLA Piper LLP, a global law firm. Ms. Rau holds a B.A. in History from the University of California, Berkeley, and a J.D. from the University of Oregon School of Law. Ms. Rau is a member of the State Bar of California.

Vibhu Vivek has served as our Senior Vice President, Products since June 2013. Prior to joining us, he served as Senior Director of Engineering from January 2007 to November 2008, and Vice President of Engineering from November 2008 until June 2013, for the Enterprise Network and Communications Business Unit within Motorola Solutions. Mr. Vivek holds a B.S. in engineering from the Indian Institute of Technology Delhi, a M.S. in engineering from Indian Institute of Technology and a M.S. in civil engineering from the University of Maine.

EXECUTIVE COMPENSATION

This section discusses the material components of the executive compensation program in the fiscal year ended December 31, 2025, for our “named executive officers.” As a smaller reporting company, the SEC defines our named executive officers as (i) any individual serving as our Chief Executive Officer during the fiscal year; (ii) our two most highly compensated executive officers other than the Chief Executive Officer, who were serving as such as of December 31, 2025; and (iii) up to two additional individuals for whom disclosure would have been provided pursuant to (ii) but for the fact they were not serving as an executive officer at the end of the year.

Overview

This section provides a discussion of the compensation paid or awarded to our President and Chief Executive Officer and our two other most highly compensated executive officers as of December 31, 2025. We refer to these individuals as our “named executive officers.” As a “smaller reporting company” and pursuant to the rules of the SEC, the Company is providing compensation information for the following individuals as our named executive officers:

* Morgan Kurk, President and Chief Executive Officer and Director
* Vibhu Vivek, Senior Vice President, Product
* Sally Rau, Chief Legal and HR Officer
* John Waldron, former Acting Chief Financial Officer (1)

(1) Mr. Waldron served as Vice President, Finance and Accounting from May 1, 2025, until appointed as our Acting Chief Financial Officer from August 26, 2025 to December 18, 2025, and following the appointment of Mitchell Cohen as interim Chief Financial Officer on December 18, 2025, Mr. Waldron continues to serve as our Vice President, Finance and Accounting.

Our current executive compensation program is intended to align executive compensation with our business objectives and with the interests of our shareholders, and to enable us to attract, retain and reward executive officers who contribute to our long-term success. The compensation paid or awarded to our named executive officers is generally based on the assessment of each individual’s performance compared against the business objectives established for the fiscal year as well as our historical compensation practices, the overall financial success of the Company, and our ability to meet shareholder objectives. We provide each of our named executive officers, other than John Waldron, with an annual base salary, annual incentive compensation and long-term incentives. John Waldron, hired as a consultant to the Company through a third party consulting firm, is paid an hourly rate and does not participate in any incentive compensation programs or other benefits offered by the Company.

The details of our 2025 executive compensation program are discussed below.

Compensation of Named Executive Officers

Role of the Compensation Committee and Management

Pursuant to its charter, the compensation committee is responsible for reviewing, evaluating, and approving the compensation arrangements of our executive officers and for establishing and maintaining our executive compensation policies and practices. Our compensation committee seeks input and receives recommendations from members of our executive management team when discussing the performance and compensation of other executive officers, and in assessing the financial and accounting implications of our compensation program and hiring decisions. Although the compensation committee is authorized to engage its own independent advisors to provide advice on matters related to executive compensation and general compensation programs, no compensation consultants were engaged with respect to our 2025 compensation program. For additional information on the compensation committee, see “Committees of the Board of Directors — Compensation Committee” elsewhere in this proxy statement.

During 2025, our compensation committee reviewed and determined our executive compensation, including base salaries, bonuses, and equity awards, as applicable, to further align our compensation program with shareholder interests and our long-term business and operational goals, with the goal of providing appropriate compensation and incentives for our executive officers in light of the Company's financial situation. The compensation committee reviewed the performance of our executive officers, taking into consideration financial, operational, customer, strategic, product, and competitive factors.

The role of management is to preliminarily design our executive compensation program, policies, and governance, and to make recommendations to the compensation committee regarding these matters, with the ultimate approval of the compensation program made by the compensation committee. Management reviews the effectiveness of our compensation program, including competitiveness and alignment with our objectives. Management also recommends changes to our compensation program to help promote achievement of program objectives and reviews and makes recommendations with respect to the adoption and approval of, or amendments to, company-wide incentive compensation plans. Except with respect to their individual compensation, our Chief Executive Officer, Chief Financial Officer and Chief Legal and HR Officer made compensation recommendations to the compensation committee with respect to base salaries, bonuses, and equity awards for our executive officers, including our named executive officers, which were taken into account by the compensation committee in making its decisions regarding executive compensation.

Base salary

Base salaries are intended to provide a level of compensation sufficient to attract and retain an effective management team, when considered in combination with the other components of our executive compensation program. The relative levels of base salary for our named executive officers are designed to reflect each executive officer’s scope of responsibility and accountability with us. In 2025, we did not increase base salaries for our executive officers given our financial position, and accordingly annual base salaries for Mr. Kurk, Mr. Vivek, and Ms. Rau remained at prior year levels, of $500,000, $413,700, and $337,080 respectively. We paid a third party consulting firm for Mr. Waldron's services, resulting in total compensation of $540,400 paid to the consulting firm during 2025 for Mr. Waldron's services. Please see the “Salary” column in the 2025 Summary Compensation Table for the base salary amounts paid with respect to each named executive officer's services in 2025.

Annual incentive compensation

We provide members of our senior leadership team with an opportunity to earn annual cash incentive compensation, either through our annual incentive program or through a commissions-based program for members of our sales team. Mr. Waldron, as a consultant, did not participate in our annual incentive program.

Annual incentive compensation holds executives accountable, rewards the executives based on actual business results and helps create a “pay for performance” culture. Our annual incentive program provides variable compensation based on the achievement of performance goals established by the compensation committee at the beginning of each fiscal year. Under the 2025 annual incentive compensation program applicable to our named executive officers, variable compensation was payable based on the achievement of certain corporate financial performance measures relating to (i) revenues and (ii) earnings before interest, taxes, depreciation and amortization (“EBITDA”) as reported by the Company in its year-end financial results. The weighting of targets was set at 60% on achievement of the revenue target and 40% on achievement of the EBITDA target.

For 2025 the variable compensation opportunities for Mr. Kurk, Mr. Vivek and Ms. Rau were 100%, 40% and 40% of their respective base salaries, respectively. Mr. Waldron did not participate in our variable compensation programs. Following the end of 2025, the compensation committee reviewed our achievements against the revenue and EBITDA financial performance measures and determined that we did not meet target levels of achievement. As a result, none of the named executive officers received an annual cash incentive payment for 2025.

Equity Compensation

To further align the interests of our executive officers with the interests of our shareholders and to further focus our executive officers on our long-term performance, we generally include equity compensation as a key component of our executive compensation program, however, during 2025, we did not grant equity awards to any of our named executive officers.

Please see the “Outstanding Equity Awards at 2025 Fiscal Year-End” table for information regarding outstanding equity awards held by our named executive officers as of December 31, 2025.

Compensation and Equity Award Policies

Clawback Policy

In 2023, we adopted a clawback policy in accordance with the SEC and Nasdaq requirements under the Dodd-Frank Wall Street Reform and Consumer Protection Act. This policy provides for the non-discretionary recovery of excess incentive-based compensation from current and former executive officers in the event of an accounting restatement, whether or not the executive officer was at fault for the restatement, in accordance with the SEC and Nasdaq requirements.

Insider Trading Policy

We have an Insider Trading Policy governing the purchase, sale and other dispositions of our securities that applies to the Company and its personnel, including officers, directors, all other employees, and other covered persons (the “Insider Trading Policy”).

The Insider Trading Policy prohibits our officers, directors and all other employees from trading in our securities or in the securities of another company while in possession of material non-public information. The Insider Trading Policy also prohibits disclosing material nonpublic information about us or another company, to others who may trade on the basis of that information, and provides information about our quarterly restricted trading periods.

Hedging or Pledging Policies

Our Insider Trading Policy prohibits our directors, officers, employees, consultants, contractors and advisors engaging in transactions in publicly-traded options, such as puts and calls, and other derivative securities with respect to the Company’s securities. This prohibition extends to any hedging or similar transaction designed to decrease the risks associated with holding Company securities.

These policies were established in part because transactions in derivative securities may reflect a short-term and speculative interest in the Company’s securities and may create the appearance of impropriety, even where a transaction does not involve trading on inside information. Trading in derivatives may also focus attention on short-term performance at the expense of the Company’s long-term objectives. In addition, the application of securities laws to derivatives transactions can be complex, and persons engaging in derivatives transactions run an increased risk of violating securities laws.

In addition, our Insider Trading Policy prohibits our employees from pledging the Company’s securities as collateral for loans. Short sales with respect to the Company’s securities are prohibited under our Insider Trading Policy.

2025 Summary Compensation Table

The following table shows information regarding the compensation of our named executive officers for services performed in the years ended December 31, 2025 and, to the extent required by the SEC disclosure rules, 2024.

Name and principal position	Year	Salary ($)	Bonus ($)	Share awards ($) (1)	Option awards ($) (2)	Non-equity incentive plan compensation ($)	All other compensation ($) (3)	Total ($)
Morgan Kurk	2025	500,000	—	—	—	—	3,846	503,846
President and Chief Executive Officer	2024	500,000	—	—	1,298,187	—	13,800	1,811,987
Vibhu Vivek	2025	413,700	—	—	—	—	14,300	428,000
Senior Vice President, Products	2024	413,700		94,000	84,466	—	13,800	605,966
Sally Rau	2025	337,080	—	—	—	—	11,423	348,503
Chief Legal and HR Officer
John Waldron (4)	2025	540,500	—	—	—	—	—	540,500
Former Acting Chief Financial Officer

(1)
Amounts reported in this column reflect the aggregate grant date fair value of restricted share units ("RSUs") awarded to the named executive officers, computed in accordance with ASC 718 and based on the probable outcome of the applicable performance conditions on the date of grant with respect to the PSU awards. See Note 9. Shareholders' Equity to the consolidated financial statements included in the Company's Annual Report on Form 10-K for the year ended December 31, 2025 (the “Consolidated Financial Statements”) for a discussion of the relevant assumptions used in calculating these amounts.
(2)
Amounts reported in this column reflect the aggregate grant date fair value of share options awarded to the named executive officers in the applicable year, each computed in accordance with ASC 718. See Note 9. Shareholders' Equity to the Consolidated Financial Statements for a discussion of the relevant assumptions used in calculating these amounts.
(3)
Amounts reported in this column represent 401(k) matching contributions.
(4)
Mr. Waldron served as our Acting Chief Financial Officer from August 26, 2025 through December 18, 2025, and following the appointment of Mitchell Cohen as interim Chief Financial Officer on December 18, 2025, Mr. Waldron continues as our Vice President, Finance and Accounting. We paid a third-party consulting firm for Mr. Waldron's services.

Outstanding Equity Awards at 2025 Fiscal Year-end

The following table sets forth information regarding outstanding share options and restricted share units held by our named executive officers as of December 31, 2025. Mr. Waldron did not hold any outstanding equity awards as of December 31, 2025.

			Option Awards				Share Awards
Name	Grant Date		Number of securities underlying unexercised options (#) Exercisable	Number of securities underlying unexercised options (#) Unexercisable	Option exercise price ($)	Option expiration date	Number of shares or units of shares that have not vested (#)	Market value of shares or units of shares that have not vested ($) (1)	Equity incentive plan awards: Number of unearned shares or units of shares that have not vested (#)	Equity incentive plan awards: Market value of unearned shares or units of shares that have not vested ($) (1)
Morgan Kurk	8/18/2023	(2)	281,250	218,750	9.11	8/18/2033	—	—	—	—
	8/18/2023	(3)	—	—	—	—	43,750	63,000	—	—
	5/16/2024	(4)	187,500	312,500	3.60	5/16/2034	—	—	—	—
Vibhu Vivek	6/25/2019		90,000	—	12.00	6/25/2029	—	—	—	—
	12/18/2019		45,000	—	6.34	12/18/2029	—	—	—	—
	6/1/2022	(5)	42,000	6,000	14.51	6/1/2032	—	—	—	—
	10/17/2023	(6)	12,500	12,500	5.01	10/17/2033	—	—	—	—
	3/18/2024	(7)	13,125	16,875	4.26	3/18/2034	—	—	—	—
	7/10/2024	(8)	—	—	—	—	27,500	39,600	—	—
Sally Rau	6/25/2019		7,500	—	12.00	6/25/2029	—	—	—	—
	12/18/2019		5,625	—	6.34	12/18/2029	—	—	—	—
	3/29/2021	(9)	23,000	—	42.52	3/29/2031	—	—	—	—
	6/1/2022	(5)	38,500	5,500	14.51	6/1/2032	—	—	—	—
	10/17/2023	(6)	12,500	12,500	5.01	10/17/2033	—	—	—	—
	3/18/2024	(7)	13,125	16,875	4.26	3/18/2034	—	—	—	—
(1)
The market value of shares or units that have not vested reflects the share price of $1.44, our closing share price on December 31, 2025 (the last trading day in 2025).
(2)
This option vested 25% on August 18, 2024, and the remaining 75% vested or will continue to vest in 12 equal quarterly installments thereafter, subject to the named executive officer's continued service through each applicable vesting date.
(3)
These RSUs vested 50% on the two-year anniversary of the date of grant (August 18, 2025) and the remaining 50% vested or will continue to vest on a quarterly basis over the 24 months following the initial vesting date, subject to the named executive officer’s continued service through each applicable vesting date.
(4)
This option vested 25% on May 16, 2025 and the remaining 75% vested or will continue to vest in 12 equal quarterly installments thereafter, subject to the named executive officer’s continued service through each applicable vesting date.
(5)
This option vested 25% on June 1, 2023 and the remaining 75% vested or will continue to vest in 12 equal quarterly installments thereafter, subject to the named executive officer’s continued service through each applicable vesting date.
(6)
This option vested 25% on October 17, 2024 and the remaining 75% vested or will continue to vest in 12 equal quarterly installments thereafter, subject to the named executive officer’s continued service through each applicable vesting date.
(7)
This option vested 25% on March 18, 2025 and the remaining 75% vested in 12 equal quarterly installments thereafter, subject to the named executive officer’s continued service through each applicable vesting date.

(8)
These RSUs vested 25% on July 10, 2025 and the remaining 75% vested or will continue to vest in 12 equal quarterly installments thereafter, subject to the named executive officer's continued service through each applicable vesting date.
(9)
This option vested 25% on March 29, 2022, and the remaining 75% vested or will continue to vest in 12 equal quarterly installments thereafter through March 29, 2026.

Employment Agreements and Potential Payments upon Termination or Change-in-Control

Existing executive employment arrangements

We are a party to an employment agreement with Mr. Kurk that provides for certain severance and vesting benefits if he is involuntarily terminated, which benefits may vary if the involuntary termination was under certain circumstances in connection with or during the 12-month period following a change in control.

Mr. Kurk’s employment agreement provides for an initial employment term of two years, with such term to be automatically extended for successive one-year periods on each anniversary of his start date, unless either party provides at least 90 days’ advance written notice of non-renewal to the other party.

Pursuant to his employment agreement, Mr. Kurk will be entitled to receive the following compensation and benefits in connection with a qualifying termination of his employment: the initial share options and RSUs awarded to him in 2023 will each fully vest in the event a change in control (as such term is defined in the 2019 Share Incentive Plan) occurs and within two years following such change in control, Mr. Kurk is terminated by us without cause (as defined in the employment agreement) or Mr. Kurk resigns for good reason (as defined in the employment agreement); and (ii) in the event that Mr. Kurk’s employment is terminated by us without cause or Mr. Kurk resigns for good reason prior to the second anniversary of the date of his commencement of employment with us, then the portions of the initial share options and RSUs that were scheduled to vest on or prior to the 12-month anniversary of such termination of employment will vest as of the date of such termination.

In the event that Mr. Kurk’s employment is terminated by us without cause (including due to non-extension of the term of his employment by us) or he resigns for good reason, then, in addition to the equity vesting described above, he will be entitled to any earned but unpaid annual bonus with respect to the fiscal year ending on or before the termination date (the “Prior Year Bonus”) and, subject to his execution and non-revocation of a general release of claims in favor of us and his continued compliance with certain restrictive covenants set forth in his employment agreement, Mr. Kurk will also be entitled to receive (i) twelve (12) months of base salary continuation, (ii) reimbursement of the cost of continued coverage under our group medical, hospitalization, and dental plans at active employee rates for up to twelve (12) months, and (iii) a pro-rated annual bonus for the year in which such termination occurs, based on actual results and to be paid at the same time bonuses for such year are paid to other senior executives of the Company. In the event that Mr. Kurk’s employment is terminated due to death or disability, he will be entitled to receive the Prior Year Bonus.

The Company has entered into a severance agreement with each of Mr. Vivek and Ms. Rau that provides that in the event a qualified termination event occurs, subject to his or her execution of a general release of claims in favor of the Company, the Company will: (i) pay the executive an amount equal to his or her monthly base salary rate, paid monthly for a period of six months; (ii) during such six-month period, if the executive is eligible to elect and elects to continue coverage under the Company’s group medical, hospitalization, and dental plans pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”), reimburse the executive on a monthly basis for the difference between the amount the executive pays to effect and continue such coverage under COBRA and the employee contribution amount that active employees of the Company pay for the same or similar coverage; and (iii) pay the executive a pro-rata portion of his performance cash award under the Company’s annual incentive plan for the fiscal year in which the termination occurs based on results through the date of termination.

Any unvested share options or RSUs held by our named executive officers will vest in full upon a change in control in which the awards are not effectively assumed or continued by the surviving or acquiring corporation, provided that, for performance-based awards, if the performance period is completed prior to the change in control, then the award will only vest to the extent the underlying performance goal was achieved.

Pay Versus Performance

Pay Versus Performance
Year	Summary Compensation Table Total for Kurk ($) (2)	Summary Compensation Table Total for Bhatnagar ($) (2)	Compensation Actually Paid to Kurk ($) (3)	Compensation Actually Paid to Bhatnagar ($) (3)	Average Summary Compensation Table Total for Non-PEO Named Executive Officers ($) (2)	Average Compensation Actually Paid to Non-PEO Named Executive Officers ($) (4)	Value of Initial Fixed $100 Investment Based on Total Shareholder Return ($) (5)	Net Income (Loss) ($ millions)
2025	503,846	—	1,007,043	—	439,001	460,201	6.74	(38.5)
2024	1,811,987	—	(1,896,612)	—	768,654	350,020	3.02	(74.5)
2023	4,269,028	522,149	2,893,219	(806,134)	895,469	405,689	28.08	(74.1)
(1)
Morgan Kurk served as the Company's principal executive officer ("PEO") for the entirety of 2024 and 2025. For 2023, Atul Bhatnagar served as the PEO until August 1, 2023, and Mr. Kurk served as PEO from August 1, 2023 to December 31, 2023. The Company's other named executive officers for the applicable years were as follows:

2025: Vibhu Vivek, Sally Rau and John Waldron

2024: Jacob Sayer and Vibhu Vivek

2023: Archana Nirwan and Bryan Sheppeck

(2)
Amounts reported in this column represent (i) the total compensation reported in the Summary Compensation Table for the applicable year in the case of Messrs. Kurk and Bhatnagar and (ii) the average of the total compensation reported in the Summary Compensation Table for the applicable year for the Company’s named executive officers for the applicable year other than the principal executive officer for such years.
(3)
Amounts reported in this column represent the compensation actually paid to Messrs. Kurk and Bhatnagar as the PEO in the indicated fiscal years, based on their total compensation reported in the Summary Compensation Table for the indicated fiscal years and adjusted as shown in the table below:

	Kurk			Bhatnagar
	2025	2024	2023	2024	2023
Summary Compensation Table - Total Compensation (a)	$503,846	$1,811,987	$4,269,028	N/A	$522,149
Less: Grant Date Fair Value of Share and Option Awards Granted in Fiscal Year (b)	$—	$1,298,187	$3,840,809	N/A	$—
Plus: Fair Value at Fiscal Year-End of Outstanding and Unvested Shares and Option Awards Granted in Fiscal Year (c)	$—	$205,000	$2,465,000	N/A	$—
Plus: Change in Fair Value of Outstanding and Unvested Share and Option Awards Granted in Prior Fiscal Years (d)	$390,911	$(2,196,662)	$—	N/A	$(904,785)
Plus: Fair Value at Vesting of Share and Option Awards Granted in Fiscal Year That Vested During Fiscal Year (e)	$—	$—	$—	N/A	$—
Plus: Change in Fair Value as of Vesting Date of Share and Option Awards Granted in Prior Fiscal Years For Which Applicable Vesting Conditions Were Satisfied During Fiscal Year (f)	$112,286	$(418,750)	$—	N/A	$(423,498)
Less: Fair Value as of Prior Fiscal Year-End of Share and Option Awards Granted in Prior Fiscal Years That Failed to Meet Applicable Vesting Conditions During Fiscal Year (g)	$—	$—	$—	N/A	$—
Equals: Compensation Actually Paid	$1,007,043	$(1,896,612)	$2,893,219	N/A	$(806,134)
(a)
Represents Total Compensation as reported in the Summary Compensation Table for the indicated fiscal year.
(b)
Represents the aggregate grant date fair value of the share and option awards granted to Messrs. Kurk and Bhatnagar during the indicated fiscal year, calculated using the same methodology as used in the Company’s financial statements under generally accepted accounting principles, and, in the case of awards subject to performance-based vesting conditions, the value is based on an estimate of the probable outcome of such performance-based vesting conditions as of the grant date.
(c)
Represents the aggregate fair value as of the indicated fiscal year-end of Messrs. Kurk’s and Bhatnagar’s outstanding and unvested share and option awards granted during such fiscal year, calculated using the same methodology as used in the Company’s financial statements under generally accepted accounting principles. For awards subject to performance-based vesting conditions, the value is based on an estimate of the probable outcome of such performance-based vesting conditions as of the last day of the fiscal year, which is consistent with the same methodology used to determine the grant date fair value of the awards.
(d)
Represents the aggregate change in fair value during the indicated fiscal year of the outstanding and unvested share and option awards held by Messrs. Kurk and Bhatnagar as of the last day of the indicated fiscal year, calculated using the same methodology as used in the Company’s financial statements under generally accepted accounting principles. For awards subject to performance-based vesting conditions, the value is based on an estimate of the probable outcome of such performance-based vesting conditions as of the last day of the fiscal year, which is consistent with the same methodology used to determine the grant date fair value of the awards.
(e)
Represents the aggregate fair value at vesting of the share and option awards that were granted to Messrs. Kurk and Bhatnagar and vested during the indicated fiscal year, calculated using the same methodology as used in the Company’s financial statements under generally accepted accounting principles.
(f)
Represents the aggregate change in fair value, measured from the prior fiscal year-end to the vesting date, of each share and option award held by Messrs. Kurk and Bhatnagar that was granted in a prior fiscal year and which vested during the indicated fiscal year, calculated using the same methodology as used in the Company’s financial statements under generally accepted accounting principles.
(g)
Represents the aggregate fair value as of the last day of the prior fiscal year of Messrs. Kurk’s and Bhatnagar’s share and option awards that were granted in a prior fiscal year and which failed to meet the applicable vesting conditions in the indicated fiscal year, calculated using the same methodology as used in the Company’s financial statements under generally accepted accounting principles.

(4) Amounts reported in this column represent the compensation actually paid to the Company’s named executive officers other than Messrs. Kurk and Bhatnagar in the indicated fiscal year, based on the average total compensation for such named executive officers reported in the Summary Compensation Table for the indicated fiscal year and adjusted as shown in the table below:

	Other Named Executive Officers Average (a)
	2025	2024	2023
Summary Compensation Table - Total Compensation (b)	$439,001	$768,654	$895,469
Less: Grant Date Fair Value of Share and Option Awards Granted in Fiscal Year (c)	$—	$402,870	$509,649
Plus: Fair Value at Fiscal Year-End of Outstanding and Unvested Shares and Option Awards Granted in Fiscal Year (d)	$—	$69,550	$229,875
Plus: Change in Fair Value of Outstanding and Unvested Share and Option Awards Granted in Prior Fiscal Years (e)	$22,987	$(31,146)	$(132,460)
Plus: Fair Value at Vesting of Share and Option Awards Granted in Fiscal Year That Vested During Fiscal Year (f)	$—	$—	$—
Plus: Change in Fair Value as of Vesting Date of Share and Option Awards Granted in Prior Fiscal Years For Which Applicable Vesting Conditions Were Satisfied During Fiscal Year (g)	$1,974	$(24,168)	$(77,546)
Less: Fair Value as of Prior Fiscal Year-End of Share and Option Awards Granted in Prior Fiscal Years That Failed to Meet Applicable Vesting Conditions During Fiscal Year (h)	$3,761	$30,000	$—
Equals: Compensation Actually Paid	$460,201	$350,020	$405,689
(a)
Please see footnote 1 for the named executive officers included in the average for each indicated fiscal year.
(b)
Represents the average Total Compensation as reported in the Summary Compensation Table for the reported named executive officers in the indicated fiscal year.
(c)
Represents the average aggregate grant date fair value of the share and option awards granted to the reported named executive officers during the indicated fiscal year, calculated using the same methodology as used in the Company’s financial statements under generally accepted accounting principles, and, in the case of awards subject to performance-based vesting conditions, the value is based on an estimate of the probable outcome of such performance-based vesting conditions as of the grant date.

(d)
Represents the average aggregate fair value as of the indicated fiscal year-end of the reported named executive officers’ outstanding and unvested share and option awards granted during such fiscal year, calculated using the same methodology as used in the Company’s financial statements under generally accepted accounting principles. For awards subject to performance-based vesting conditions, the value is based on an estimate of the probable outcome of such performance-based vesting conditions as of the last day of the fiscal year, which is consistent with the same methodology used to determine the grant date fair value of the awards.
(e)
Represents the average aggregate change in fair value during the indicated fiscal year of the outstanding and unvested share and option awards held by the reported named executive officers as of the last day of the indicated fiscal year, calculated using the same methodology as used in the Company’s financial statements under generally accepted accounting principles. For awards subject to performance-based vesting conditions, the value is based on an estimate of the probable outcome of such performance-based vesting conditions as of the last day of the fiscal year, which is consistent with the same methodology used to determine the grant date fair value of the awards.
(f)
Represents the average aggregate fair value at vesting of the share and option awards that were granted to the reported named executive officers and vested during the indicated fiscal year, calculated using the same methodology as used in the Company’s financial statements under generally accepted accounting principles.
(g)
Represents the average aggregate change in fair value, measured from the prior fiscal year-end to the vesting date, of each share and option award held by the reported named executive officers that was granted in a prior fiscal year and which vested during the indicated fiscal year, calculated using the same methodology as used in the Company’s financial statements under generally accepted accounting principles.
(h)
Represents the average aggregate fair value as of the last day of the prior fiscal year of the reported named executive officers’ share and option awards that were granted in a prior fiscal year and which failed to meet the applicable vesting conditions in the indicated fiscal year, calculated using the same methodology as used in the Company’s financial statements under generally accepted accounting principles.

(5) Pursuant to rules of the SEC, the comparison assumes $100 was invested on December 31, 2022 in our ordinary shares. Historic share price performance is not necessarily indicative of future share price performance.

Relationship Between Pay and Performance

We believe the “Compensation Actually Paid” in each of the years reported above and over the two-year cumulative period are reflective of the Compensation Committee’s emphasis on “pay-for-performance” as the “Compensation Actually Paid” fluctuated year-over-year, primarily due to the result of our share performance and our varying levels of achievement against pre-established performance goals used to determine our named executive officers’ annual bonus payouts.

No Timing of Equity Awards In Relation to Disclosure of Material Non-Public Information

During 2025, we did not make any awards of share options or RSUs to any of our executive officers or other employees. Generally, we make equity awards to certain employees, including our executive officers hired during the year, as part of their new hire compensation. We also generally make a refresh equity award to certain employees, including all of our executive officers, in a single annual refresh award, typically made during the first or second quarter of the year. Share options and other equity awards are approved by our compensation committee typically during scheduled meetings, and our compensation committee has not delegated authority to any executive officer or subcommittee to approve equity awards. We do not take material non-public information into account in determining the timing and terms of share options, although awards are typically made following the release of quarterly financial results. We do not time the disclosure of material non-public information for the purpose of affecting the value of executive compensation.

401(k) Plan and Other Retirement Plans

We maintain a tax-qualified 401(k) retirement plan for all U.S. employees who satisfy certain eligibility requirements, including requirements relating to age and length of service. Under our 401(k) plan, employees may elect to defer up to all eligible compensation, subject to applicable annual Internal Revenue Code limits. We match up to 4% of contributions made by our employees, including executives, with the match becoming fully vested after two years of service.

Compensation Risk Assessment

We conducted an assessment of the risks associated with our compensation practices and policies and determined that risks arising from such policies and practices are not reasonably likely to have a material adverse effect on us. In conducting the assessment, we undertook a review of our compensation philosophies, our compensation governance structure and the design and oversight of our compensation programs. Overall, we believe that our programs include an appropriate mix of fixed and variable features, and short- and long-term incentives with compensation-based goals aligning with corporate goals.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

The following table provides certain information with respect to our equity incentive plans, which were our only equity compensation plans in effect as of December 31, 2025.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)		Weighted-average exercise price of outstanding options, warrants and rights (b)		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	5,582,788	(1)	$9.95	(2)	4,693,028	(3)
Equity compensation plans not approved by security holders	—		—		—
Total	5,582,788		$9.95		4,693,028

(1)
Consists of ordinary shares underlying options, rights and RSUs granted pursuant to our 2019 Share Incentive Plan (the "2019 Plan").
(2)
The weighted-average exercise price is calculated based solely on outstanding options. It does not take into account our ordinary shares underlying RSUs or PSUs, which have no exercise price.
(3)
Includes 3,598,007 ordinary shares reserved for future issuance under our 2019 Plan and 1,101,984 ordinary shares reserved for future purchase under our 2019 Employee Share Purchase Plan (the "2019 ESPP"). The number of ordinary shares reserved for issuance under our 2019 Plan automatically increases on the first day of each fiscal year, continuing through and including December 31, 2029, by the lesser of (i) 1,320,000 ordinary shares, (ii) 5% of the outstanding ordinary shares as of the first day of such fiscal year, and (iii) an amount determined by our board of directors. Pursuant to this provision, we added 1,320,000 ordinary shares that are available for issuance under the 2019 Plan on January 1, 2026, which is not reflected in the table above. The number of ordinary shares reserved for issuance under our 2019 ESPP automatically increases on the first day of each fiscal year, by the lesser of (i) 275,000 ordinary shares, (ii) 1% of the outstanding ordinary shares as of the last day of the immediately preceding fiscal year, and (iii) such other amount as the compensation committee of the board of directors may determine. Pursuant to this provision, we added 275,000 ordinary shares that are available for issuance under the 2019 ESPP on January 1, 2026, which is not reflected in the table above.

PROPOSAL TWO

RATIFICATION OF THE APPOINTMENT OF BDO USA, P.C. AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2026

Our board of directors and the audit committee are asking our shareholders to ratify the appointment by the audit committee of BDO USA, P.C. (“BDO”) as the independent public accounting firm to conduct the audit of our financial statements for the fiscal year ending December 31, 2026. Shareholder ratification of such selection is not required by our Amended and Restated Memorandum and Articles of Association or any other applicable legal requirement. However, our board of directors is submitting the selection of BDO to our shareholders for ratification as a matter of good corporate governance.

In the event our shareholders fail to ratify the selection, the audit committee will reconsider whether or not to appoint BDO for the fiscal year ending December 31, 2026. Even if the selection is ratified, the audit committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if the audit committee believes that such a change should be made.

KPMG LLP (“KPMG”) was our independent public accounting firm from May 2019 until April 2024. We appointed Grant Thornton LLP as our independent public accounting firm in April 2024 to review our quarterly financial statements beginning with the quarter ended March 31, 2024 and to audit our financial statements beginning with the year ended December 31, 2024. However, in November 2025, we engaged BDO as our independent registered public accounting firm to audit our annual consolidated financial statements for 2023, 2024 and 2025, to review interim quarterly consolidated financial statements for all quarterly periods in 2025, and to review restated quarterly financial statements for all quarterly periods in 2023 and 2024.

In accordance with our charter, the audit committee approves in advance all audit and non-audit services to be provided by our independent registered public accounting firms.

A representative of BDO is expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so and is expected to be available to respond to appropriate shareholder questions.

Change in Independent Registered Public Accounting Firm

As described in our Current Report on Form 8-K dated November 26, 2025 and filed with the SEC on December 3, 2025, we dismissed Grant Thornton as our independent registered accounting firm and engaged BDO USA, P.C. (“BDO”). The decision to change accountants was approved by the audit committee of the board of directors.

KPMG's audit reports on our consolidated financial statement as of and for the two fiscal years ended December 31, 2022 and 2023 did not contain an adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope, or accounting principles. During the fiscal years ended December 31, 2022 and 2023, and the subsequent interim period through April 5, 2024, there were no disagreements (within the meaning of Item 304(a)(1)(iv)) with KPMG on any matter of accounting principles or practices, financial statement disclosure, or auditing scope of procedures, which if not resolved to the satisfaction of KPMG, would have caused KPMG to make reference to the subject matter of such disagreement in their report on the Company's consolidated financial statements for such year. There were no reportable events (as that term is described in Item 304(a)(1)(v) of Regulation S-K) during the two fiscal years ended December 31, 2022 and 2023, and the subsequent interim period through April 5, 2024, except that KPMG advised the Company of the following material weaknesses: the Company's control environment was ineffective in identifying changes in risk and designing internal controls that are responsive to risks, resulting in certain process-level controls related to the determination of inventory excess and obsolescence reserve and recoverability of deferred tax assets not being designed effectively.

Neither we nor anyone acting on our behalf consulted with Grant Thornton at any time prior to our retention by us as our independent registered public accounting firm regarding any of the matters described in Item 304(a)(2)(i) or Item 304(a)(2)(ii) of Regulation S-K.

The Company provided KPMG with a copy of the disclosures set forth in Item 4.01(a) on the Current Report on Form 8-K and requested that KPMG furnish a letter addressed to the SEC stating whether or not KPMG agrees with statements made therein. A copy of KPMG's letter dated April 11, 2024 was filed as Exhibit 16.1 to the Company's Current Report on Form 8-K filed with the SEC on April 11, 2024. We do not expect a representative of KPMG to be present at the Annual Meeting.

Principal Accountant Fees and Services

In November 2025, the Company engaged BDO as its independent registered public accounting firm to audit its annual consolidated financial statements for 2023, 2024 and 2025 and to review interim quarterly consolidated financial statements for all quarterly periods in 2025, and to review restated quarterly financial statements for all quarterly periods in 2023 and 2024. BDO's audit fees totaled $2.0 million for its services to audit the Company's annual consolidated financial statements for 2023 and 2024 and to review interim quarterly consolidated financial statements in 2023 and 2024 and $0.8 million to review interim quarterly consolidated financial statements for all quarterly periods in 2025 and audit the Company's annual consolidated financial statements for 2025. It is not possible to break out the Audit Fees related to each of 2023 and 2024 and, therefore, the amounts represent fees for auditing both years. The Company did not engage BDO for any other audit-related, tax or other consulting services during these periods.

In March 2026, the Company engaged BDO LLP in the United Kingdom (“BDO UK”) as its independent registered public accounting firm to audit the annual financial statements for 2024 for Cambium Networks, Ltd. The audit is currently ongoing and fees are estimated to be $0.2 million. The Company did not engage BDO UK for any other audit-related, tax or other consulting services during these periods.

Determination of Independence

In considering the nature of the services provided by our independent registered public accounting firm, the audit committee determined that such services are compatible with the provision of independent audit services. The audit committee discussed these services with our independent registered public accounting firm and our management to determine that they are permitted under the rules and regulations concerning auditor independence.

Additional information concerning the audit committee and its activities can be found in the following sections of this proxy statement: “Committee of the Board of Directors” and “Report of the Audit Committee.”

Pre-Approval Policy

According to policies adopted by the audit committee and ratified by our board of directors, to ensure compliance with the SEC’s rules regarding auditor independence, all audit and non-audit services to be provided by our independent registered public accounting firm must be pre-approved by the audit committee. The audit committee has established a general pre-approval policy for certain audit and non-audit services, up to a specified amount for each identified service that may be provided by the independent auditors. The audit committee may delegate pre-approval authority to one or more of its members.

The audit committee pre-approved one hundred percent (100%) of all services provided by Grant Thornton and BDO during the years ended December 31, 2025 and 2024. The audit committee has considered the nature and amount of the fees billed by Grant Thornton and BDO and believes that the provision of the services is compatible with maintaining the independence of each. The audit committee has reviewed and pre-approved the fees paid to Grant Thornton and reviewed and pre-approved the proposed and paid fees to BDO for audit services provided by BDO for the year ended December 31, 2025.

Recommendation of Our Board of Directors and Audit Committee

OUR BOARD OF DIRECTORS AND OUR AUDIT COMMITTEE UNANIMOUSLY RECOMMEND THAT OUR SHAREHOLDERS VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF BDO USA, P.C. AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2026.

Report of the Audit Committee

The audit committee oversees our independent registered public accounting firm and assists our board of directors in fulfilling its oversight responsibilities on matters relating to the integrity of our financial statements, our compliance with legal and regulatory requirements and the independent registered public accounting firm’s qualifications and independence by meeting regularly with the independent registered public accounting firm and financial management personnel. Management is responsible for the preparation, presentation and integrity of our financial statements.

In fulfilling its oversight responsibilities, the audit committee:

•
reviewed and discussed our financial statements as of and for the fiscal year ended December 31, 2025 with management and BDO;
•
discussed with BDO the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the SEC;
•
received the communications from BDO required by the applicable requirements of the Public Company Accounting Oversight Board; and
•
discussed with BDO its independence.

In addition, the audit committee has approved the transition from Grant Thornton to BDO, discussed the audit plan with BDO, discussed with BDO its independence, and pre-approved audit fees payable to BDO.

Based on the audit committee’s review and discussions noted above, the audit committee recommended to our board of directors, and our board of directors approved, that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025 for filing with the SEC. The audit committee also approved the appointment of BDO USA, P.C. as our independent registered public accounting firm for the fiscal year ending December 31, 2026.

Submitted by the audit committee of our board of directors:

Bruce Felt, Chair

Vikram Verma

Kevin Lynch

PROPOSAL THREE

Non-binding Vote on Executive Compensation

In accordance with the requirements of Section 14A of the Exchange Act and the related rules of the SEC, shareholders are being asked to approve and vote, on a non-binding advisory basis, the compensation of our named executive officers as disclosed pursuant to Item 402 of Regulation S-K. While the results of the vote are non-binding and advisory in nature, the board of directors intends to carefully consider the results of this vote.

The text of the resolution in respect of Proposal Number Three is as follows:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed in this Proxy Statement pursuant to the rules of the SEC, is hereby APPROVED.”

In considering their vote, shareholders may wish to review the information regarding our compensation, as presented in the Executive Compensation section of this Proxy Statement.

OUR BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF THE COMPENSATION PAID TO OUR NAMED EXECUTIVE OFFICERS.

PROPOSAL FOUR

Non-binding Vote on Frequency of Shareholder Votes

on Executive Compensation

In accordance with the requirements of Section 14A of the Exchange Act and the related rules of the SEC, shareholders are being asked to approve, on a non-binding advisory basis, whether a non-binding advisory shareholder vote to approve the compensation paid to our named executive officers, should occur every one, two or three years. While the results of the vote are non-binding and advisory in nature, the board intends to carefully consider the results of this vote.

The board believes that a three-year vote cycle will balance the interest of shareholders in providing regular input on executive compensation and the interests of the board and shareholders in allowing sufficient time to evaluate the long-term effectiveness of the Company’s executive compensation philosophy, policies and practices.

OUR BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “THREE YEARS” WITH RESPECT TO HOW FREQUENTLY A SHAREHOLDER VOTE SHOULD BE HELD TO APPROVE, IN A NON-BINDING VOTE, THE COMPENSATION PAID TO OUR NAMED EXECUTIVE OFFICERS.

PROPOSAL FIVE

REVERSE SHARE SPLIT

General

The board of directors believes that it is in the best interest of the Company and the shareholders and is hereby soliciting shareholder approval to effect one or more reverse share splits of all the Company’s ordinary shares to be consolidated at a ratio of not less than 1-for-2 and not more than 1-for-20, inclusive, whereby, except as explained below with respect to fractional shares, on the Effective Time (as defined below), all of the Company’s issued and unissued ordinary shares will be, automatically and without any action on the part of the shareholders, consolidated and the par value of each ordinary share is increased in accordance with the reverse share split ratio, which shall be determined by the board of directors, or any duly constituted committee thereof, in its discretion with such consolidated ordinary shares having the same rights and being subject to the same restrictions (save as to par value) as the existing ordinary shares in the capital of the Company as set out in the Amended and Restated Memorandum and Articles of Association. If the shareholders approve the Reverse Split Proposal (as defined below), the board of directors, or any duly constituted committee thereof, will have the authority, but not the obligation, in its sole discretion, and without further action on the part of the shareholders, to determine each reverse share split ratio within the approved range and to effect one or more reverse share split and consolidation at any time after the approval of the shareholders.

The full text of the resolution to be voted upon at the Annual Meeting in respect of the Reverse Split Proposal (as defined below) is as follows:

To approve by ordinary resolution, a reverse share split and consolidation (the "reverse share split") of the Company’s issued and unissued ordinary shares at a ratio of not less than 1-for-2 and not greater than 1-for-20 (or any whole number in between) (the “reverse share split ratio”), such that the number of authorised ordinary shares is decreased and the par value of each ordinary share is increased by the reverse share split ratio, with the final decision of whether to proceed with the reverse share split, the effective time of the reverse share split, and the final reverse share split ratio to be determined by the board of directors or any duly constituted committee thereof in its sole discretion at any time after approval by the shareholders, and to authorize the Board or any duly constituted committee thereof to implement the reverse share split at its discretion at any time prior to the one year anniversary of this general meeting of the Company in order to increase the market price of the Company's ordinary shares to achieve compliance with the minimum bid price requirement for inclusion on Nasdaq under Nasdaq Listing Rule 5505(a)(1) (the “Reverse Split Proposal”).

The board of directors believes that shareholder approval of a reverse share split ratio range (rather than an exact reverse share split ratio) in connection with the Reverse Split Proposal provides the board of directors with maximum flexibility to achieve the purposes of any such reverse share split and consolidation that may be effected. If shareholders approve the Reverse Split Proposal, a reverse share split will only be effected, if at all, upon a determination by the board of directors, or any duly constituted committee thereof, that a reverse share split and consolidation is in the Company’s and the shareholders’ best interests at that time. In connection with any determination to effect a reverse share split and consolidation, the board of directors or any duly constituted committee thereof, will set the time for such a split (such date, the “Effective Time") and select a specific reverse share split ratio within the approved range by approving resolutions and filing an extract of the relevant minutes of the shareholder meeting and directors’ and/or committee thereof resolution with the Registrar of Companies in the Cayman Islands informing them of the share split ratio and the resulting change in the number of authorized ordinary shares and the par value. The determination will be made by the board of directors with the intention to create the greatest marketability of the Company’s ordinary shares based upon prevailing market conditions at that time. The board of directors may elect not to proceed, and abandon, any reverse share split and consolidation if it determines, in its sole discretion, that implementing such reverse share split and consolidation is not in the best interests of the Company and its shareholders.

Any one director or officer of the Company is to be authorized, for and on behalf of the Company, to do all such other acts or things necessary or desirable to implement, carry out, and give effect to the reverse share split, if and when deemed advisable by the board of directors in its sole discretion.

Purpose

On March 27, 2026, The Nasdaq Stock Market (“Nasdaq”) suspended trading in our ordinary shares on The Nasdaq Global Market due to our failure to comply with Nasdaq’s continued listing standards, including our failure to meet the Minimum Bid Price of $1.00, our failure to remain current in our periodic filings with the SEC and our failure to hold an annual meeting of shareholder in 2025.

As of the date of this Proxy Statement, we have filed all of our delinquent periodic reports, and the holding of the shareholder meeting contemplated by this proxy statement will satisfy Nasdaq’s requirements in respect to annual meetings. In connection with regaining compliance with our Exchange Act filing obligations, we intend to seek an uplisting of our ordinary shares to trade on Nasdaq, which will require us to achieve compliance with the minimum bid price requirement for inclusion on Nasdaq under Nasdaq Listing Rule 5505(a)(1) (“Initial Listing Minimum Bid Price”). The purpose for seeking approval to effect the reverse share split and consolidation is to increase the market price of our ordinary shares to meet the Initial Listing Minimum Bid Price.

Even if we do meet the Initial Listing Minimum Bid Price by virtue of the reverse share split, we may be unable to successfully satisfy the initial listing criteria or, if we are successful, to continue to meet the on-going listing requirements for the Nasdaq Capital Market. In particular, we may face heightened scrutiny from Nasdaq as a result of our history of being unable to meet Nasdaq’s listing requirements and having been a delinquent filer under the Exchange Act, which could delay an uplisting to the Nasdaq Capital Market or prevent us from achieving an uplisting. In addition, the Board may decide it is not in our shareholders’ best interests to uplist our ordinary shares to the Nasdaq Capital Market once we are current with our SEC reporting requirements.

Further, we cannot assure you that, following any reverse share split and consolidation, we will be able to meet or maintain the required minimum bid price required for initial or continued listing on Nasdaq. We also cannot assure you that an active and liquid public market for our ordinary shares will exist. Further, notwithstanding the minimum bid price requirement, in the event Nasdaq grants us the right to regain the listing of our ordinary shares on Nasdaq, trading of our ordinary shares may be halted or discontinued again if we are unable to maintain other Nasdaq listing requirements or for various other reasons.

The board of directors intends to effect one or more reverse share splits and consolidations in connection with the Reverse Split Proposal only if it believes that a decrease in the number of ordinary shares issued is likely to improve the trading price for the Company’s ordinary shares, and if needed in order to meet the Initial Listing Minimum Bid Price of Nasdaq or, once the Company regains listing on Nasdaq, to maintain compliance with the Nasdaq rules and only if the implementation of a reverse share split and consolidation is determined by the Board to be in the best interests of the Company and its shareholders. There can be no assurance that any reverse share split and consolidation, if and when implemented, will achieve any of the desired results. There also can be no assurance that the Company will be successful in maintaining compliance with Nasdaq requirements or that the price per share of the Company’s ordinary shares immediately after any such reverse share split and consolidation, if implemented, will increase proportionately with any reverse share split and consolidation, or that any increase will be sustained for any period of time.

Fractional Shares

Shareholders would not receive fractional ordinary shares in connection with the reverse share split and consolidation, assuming the Company's shareholders approve the Fractional Shares Amendment set forth as Proposal Five in this Proxy Statement. Instead, the transfer agent would aggregate all fractional shares and sell them as soon as practicable after the Effective Time at the then-prevailing prices on the open market, on behalf of those shareholders who would otherwise be entitled to receive a fractional share as a result of the reverse share split and consolidation. We expect that the transfer agent would conduct the sale in an orderly fashion at a reasonable pace and that it may take several days to sell all of the aggregated fractional ordinary shares. After the transfer agent’s completion of such sale, shareholders who would have been entitled to a fractional share would instead receive a cash payment from the transfer agent in an amount equal to their respective pro rata shares of the total proceeds of that sale net of any brokerage costs incurred by the transfer agent to sell such shares.

Shareholders would not be entitled to receive interest for the period of time between the Effective Time and the date payment is made for their fractional share interest. You should also be aware that, under the escheat laws of certain jurisdictions, sums due for fractional interests that are not timely claimed after the funds are made available may be required to be paid to the designated agent for each such jurisdiction. Thereafter, shareholders otherwise entitled to receive such funds may have to obtain the funds directly from the state to which they were paid.

If you believe that you may not hold sufficient ordinary shares at the Effective Time to receive at least one share in the reverse share split and consolidation and you want to continue to hold our ordinary shares after the reverse share split and consolidation, you may do so by either:

•
purchasing a sufficient number of ordinary shares; or
•
if you have ordinary shares in more than one account, consolidating your accounts;

In each case, so that you hold a number of ordinary shares in your account prior to the reverse share split and consolidation that would entitle you to receive at least one ordinary share in the reverse share split and consolidation. Ordinary shares held in registered form and in “street name” (that is, through a broker, bank or other holder of record) for the same shareholder will be considered held in separate accounts and will not be aggregated when effecting the reverse share split and consolidation.

Effect on Ordinary Shares and Par Value

If the reverse share split and consolidation is approved by our shareholders and our board of directors decides to implement the reverse share split and consolidation, as of the Effective Time, all ordinary shares (issued and unissued) will automatically be combined into new ordinary shares in accordance with the reverse share split ratio and our ordinary shares will have a new CUSIP number. Additionally, the number of authorised ordinary shares would be reduced and the par value of all of the ordinary shares would be adjusted, each proportionate to the reverse share split ratio.

Effect on Outstanding Equity Awards and Equity Plans

If the reverse share split and consolidation is approved by our Shareholders and our Board decides to implement the reverse share split and consolidation, as of the Effective Time, proportionate adjustments will be made to (i) the number of ordinary shares subject to all then-outstanding equity awards, such that fewer shares would underlay such awards, (ii) the exercise price of all then-outstanding options, such that the per share exercise price of each such option would be increased, and (iii) the number of ordinary shares available for issuance under the Cambium Networks Corporation 2019 Share Incentive Plan and the Cambium Networks Corporation Employee Share Purchase Plan, such that fewer shares will be subject to such plans.

Illustration

For purposes of illustration, the following table contains approximate information relating to our ordinary shares if the reverse share split and consolidation is effected at a ratio of 1-for-2, 1-for-5 or 1-for-20 based on share information as of the close of business on May 8, 2026.

	Pre-Reverse Split	1-for-2	1-for-5	1-for-20
Authorized Ordinary Shares, Issued	29,298,049	14,649,024	5,859,609	1,463,902
Authorized Ordinary Shares, Unissued	470,701,951	235,350,975	94,140,390	23,535,097
Reserved for future issuance pursuant to employee benefit plans	4,693,028	2,346,514	938,605	235,651
Reserved for future issuance pursuant to outstanding equity based awards	5,582,788	2,791,394	1,116,557	279,139

Accounting Consequences

The reverse share split and consolidation will not have an effect on the stated capital attributable to ordinary shares on our balance sheet because the par value of each of the ordinary shares will be increased by the same ratio as the ratio contemplated by the reverse share split. Reported net income or loss per ordinary share and book value per ordinary share will be higher because there will be fewer ordinary shares.

Material U.S. Federal Income Tax Consequences of the Reverse Share Split

The following is a summary of the material U.S. federal income tax consequences of an implemented reverse share split to U.S. Holders (as defined below) that hold our ordinary shares as “capital assets” (generally, property held for investment) within the meaning of Section 1221 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”). This summary is based on the Code, the Treasury regulations promulgated thereunder, and administrative rulings, pronouncements and court decisions in effect as of the date of this proxy statement, all of which may be subject to change, possibly with retroactive effect. No assurance can be given that the Internal Revenue Service (the “IRS”) will agree with the consequences described in this summary, or that a court will not sustain any challenge by the IRS in the event of litigation. No advance tax ruling has been or will be sought or obtained from the IRS regarding the tax consequences of the reverse share split. This summary assumes that we are a foreign corporation that is not a “passive foreign investment company” within the meaning of Section 1297(a) of the Code.

For purposes of this summary, a “U.S. Holder” is a beneficial owner of our ordinary shares that is (a) an individual who is a citizen or resident of the United States for U.S. federal income tax purposes, (b) an entity that is classified for U.S. federal income tax purposes as a corporation and that is organized under the laws of the United States, any state thereof, or the District of Columbia, or is otherwise treated for U.S. federal income tax purposes as a domestic corporation, (c) an estate the income of which is subject to U.S. federal income taxation regardless of its source, or (d) a trust (i) the administration of which is subject to the primary supervision of a court within the United States and all substantial decisions of which are subject to the control of one or more “United States persons” as described in Section 7701(a)(30) of the Code, or (ii) that has a valid election in effect under applicable Treasury regulations to be treated as a United States person.

This summary does not discuss all U.S. federal income tax considerations that may be relevant to U.S. Holders in light of their particular circumstances or that may be relevant to certain beneficial owners that may be subject to special treatment under U.S. federal income tax law (for example, tax-exempt or governmental organizations, S corporations, partnerships and other pass through entities (and investors therein), mutual funds, insurance companies, banks, thrifts and other financial institutions, dealers in securities, brokers or traders in securities, commodities or currencies that elect to use a mark-to-market method of accounting, real estate investment trusts, regulated investment companies, individual retirement accounts, qualified pension plans or other tax deferred accounts, persons who hold our ordinary shares as part of a straddle, hedge, constructive sale, wash sale, synthetic security, conversion, or other integrated transaction, persons required for U.S. federal income tax purposes to conform the timing of income accruals to their financial statements under Section 451 of the Code, persons that own or are deemed to own 10% or more of our shares (by vote or value), persons holding our ordinary shares in connection with a trade or business conducted outside of the United States or in connection with a permanent establishment or other fixed place of business outside of the United States, U.S. Holders that have a functional currency other than the U.S. dollar, and persons who acquired our ordinary shares as a result of the exercise of employee stock options or otherwise as compensation or through a tax-qualified retirement plan). Furthermore, this summary does not discuss any alternative minimum tax consequences or the Medicare contribution tax on net investment income and does not address any aspects of U.S. state or local or non-U.S. taxation.

If an entity or arrangement classified for U.S. federal income tax purposes as a partnership owns our ordinary shares, the tax treatment of a member of the entity or party to such an arrangement will depend on the status of the member and the activities of the entity and such member. The tax treatment of such an entity or arrangement, and of any member of such an entity or party to such an arrangement, is not addressed in this summary. Any entity or arrangement that is classified for U.S. federal income tax purposes as a partnership and that owns our ordinary shares, and any members of such an entity and parties to such an arrangement, are encouraged to consult their respective tax advisors.

THIS DISCUSSION IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT TAX ADVICE. U.S. HOLDERS OF OUR ORDINARY SHARES ARE ENCOURAGED TO SEEK ADVICE FROM THEIR OWN TAX ADVISORS REGARDING THE INCOME TAX CONSEQUENCES OF THE REVERSE SHARE SPLIT TAKING INTO ACCOUNT THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSEQUENCES OF THE REVERSE SHARE SPLIT ARISING UNDER THE U.S. FEDERAL INCOME, ESTATE OR GIFT TAX LAWS OR UNDER THE LAWS OF ANY STATE, LOCAL OR NON-U.S. TAXING JURISDICTION OR UNDER ANY APPLICABLE INCOME TAX TREATY.

We intend for any reverse share split to qualify as a “recapitalization” for U.S. federal income tax purposes and, consequently, as a “reorganization” within the meaning of Section 368(a)(1)(E) of the Code. Assuming a reverse share split so qualifies:

•
a U.S. Holder will not recognize gain or loss as a result of such reverse share split, except with respect to any cash received in lieu of a fractional ordinary share;
•
the aggregate tax basis of our ordinary shares received by a U.S. Holder in such reverse share split will be equal to the aggregate tax basis of the ordinary shares surrendered in exchange therefor (excluding any portion of such basis allocable to a fractional ordinary share);
•
the holding period of our ordinary shares received by a U.S. Holder in such reverse share split will include the holding period of the ordinary shares exchanged therefor;
•
a U.S. Holder that receives cash in lieu of a fractional ordinary share pursuant to such reverse share split will generally be treated as having received the fractional ordinary share pursuant to such reverse share split and then as having sold such fractional ordinary share for cash and, accordingly, should recognize taxable capital gain or loss in an amount equal to the difference, if any, between the amount of cash received and the portion of such U.S. Holder’s aggregate adjusted tax basis in the surrendered ordinary shares that is allocated to such fractional ordinary share; and
•
any such capital gain or loss will be long-term capital gain if the surrendered ordinary shares were held for more than one year at the time of such reverse share split.

U.S. Treasury regulations provide detailed rules for allocating the tax basis and holding period among our ordinary shares acquired by a shareholder on different dates and at different prices. U.S. Holders that acquired our ordinary shares on different dates or at different prices should consult their tax advisors regarding the allocation of the tax basis and holding period among such ordinary shares.

Payments of cash made in lieu of a fractional ordinary share may, under certain circumstances, be subject to information reporting and backup withholding. To avoid backup withholding, each U.S. Holder of our ordinary shares that does not otherwise establish an exemption from backup withholding should furnish, generally on IRS Form W-9, its taxpayer identification number and comply with the applicable certification procedures.

Backup withholding is not an additional tax and amounts withheld will be allowed as a credit against a U.S. Holder’s U.S. federal income tax liability and may entitle such U.S. Holder to a refund, provided the required information is timely furnished to the IRS. U.S. Holders of our ordinary shares should consult their own tax advisors regarding the application of the information reporting and backup withholding rules to them.

Procedures for Effecting Reverse Share Split

As soon as practicable after the Effective Time of the reverse share split, the Company’s shareholders will be notified that the reverse share split and consolidation has been effected.

Registered “Book-Entry” Holders of Ordinary Shares

As all of the issued ordinary shares are held in book-entry form, you will not need to take any action to receive post-reverse share split ordinary shares. As soon as practicable after the Effective Time, the Company’s transfer agent will send to your registered address a transmittal letter along with a statement of ownership indicating the number of post-reverse share split ordinary shares you hold. If applicable, a check representing a cash payment in lieu of fractional shares will also be mailed to your registered address as soon as practicable after the Effective Time (see “—Fractional Shares”).

Beneficial Holders of Ordinary Shares

Upon the implementation of the reverse share split and consolidation, we intend to treat ordinary shares held by shareholders in “street name” (i.e., through a bank, broker, custodian, or other nominee), in the same manner as registered “book-entry” holders of our ordinary shares. Banks, brokers, custodians or other nominees will be instructed to effect the reverse share split and consolidation for their beneficial holders holding our ordinary shares in street name. However, these banks, brokers, custodians or other nominees may have different procedures than registered shareholders for processing the reverse share split and consolidation and making payment for fractional shares. If a shareholder holds our ordinary shares with a bank, broker, custodian, or other nominee and has any questions in this regard, shareholders are encouraged to contact their bank, broker, custodian, or other nominee.

Certain Risk Factors Associated with the Reverse Share Split

A reverse share split may negatively impact the market for our ordinary shares.

Factors such as our financial results, market conditions and the market perception of our business may adversely affect the market price of our ordinary shares. As a result, there can be no assurance that the total market capitalization of our ordinary shares after the proposed reverse share split and consolidation will be equal to or greater than the total market capitalization before the proposed reverse share split and consolidation or that the per share market price of our ordinary shares following the reverse share split will increase in proportion to the reduction in the number of issued ordinary shares before the reverse share split and consolidation. A decline in the market price of our ordinary shares after the reverse share split and consolidation may result in a greater percentage decline than would occur in the absence of a reverse share split and consolidation, and the liquidity of our ordinary shares could be adversely affected following such a reverse share split and consolidation.

In addition, the reverse share split may increase the number of shareholders who own odd lots (less than 100 shares), depending on the final ratio. Shareholders who hold odd lots may experience an increase in the cost of selling their shares and may have greater difficulty in effecting sales.

Vote Required for Approval

The Reverse Split Proposal will be approved as an ordinary resolution if a majority of the total votes cast by shareholders in person or by proxy or, in the case of a shareholder being a corporation, by its duly authorized representative vote “FOR” the proposal. Abstentions and broker non-votes will have no effect on the result of the vote.

The Board of Directors Recommends a Vote “FOR” the Reverse Split Proposal.

PROPOSAL SIX

FRACTIONAL SHARES AMENDMENT PROPOSAL

General

Our board of directors believes that it is in the best interest of the Company and its shareholders, and is hereby soliciting shareholder approval, to amend the existing Memorandum and Articles of Association to grant the board of directors the Company the power to deal with any fractions of a share that result from any consolidation or division of its share capital as they, in their absolute discretion and without approval of the holders of our ordinary shares, deem appropriate, including but not limited to rounding up or rounding down such fractions of shares to the nearest whole share, repurchasing or arranging for the sale of any or all of such fractions of shares (including by arranging through the Company’s agents for such fractions to be aggregated and sold), or any combination of the foregoing (the “Fractional Shares Amendment”).

Vote Required

Proposal Six will be approved as a special resolution if passed by a majority of at least two-thirds of the votes cast by shareholders in person or, by proxy or, in the case of a shareholder being a corporation, by its duly authorized representative vote “FOR” the proposal. Abstentions and broker non-votes will have no effect on the result of the vote.

Recommendation of the Board

The board of directors unanimously recommends a vote to approve and adopt the Fractional Shares Amendment proposal. Unless revoked as provided above, proxies received by management will be voted in favor of such approval unless a contrary vote is specified.

The full text of the resolution to be voted upon at the Annual Meeting in respect of the Fractional Shares Amendment Proposal is as follows:

IT IS HEREBY RESOLVED AS A SPECIAL RESOLUTION THAT:

The existing Memorandum and Articles of Association of the Company be amended by replacing Article 25(b) in its entirety with the following:

(b)
consolidate and divide all or any of its share capital into shares of larger amount than its existing shares, provided that the Directors shall have the power to deal with any fractions of a share that result from such a consolidation or division of its share capital as they, in their absolute discretion and without approval of the holders of the Ordinary Shares, deem appropriate, including but not limited to rounding up or rounding down such fractions of shares to the nearest whole share, repurchasing or arranging for the sale of any or all of such fractions of shares (including by arranging through the Company’s agents for such fractions to be aggregated and sold), or any combination of the foregoing;

The registered office provider to the Company shall be authorized to make any and all filings necessary by the foregoing with the Registrar of Companies of the Cayman Islands as required by applicable Cayman Islands law.

PROPOSAL SEVEN

REVERSE SHARE SPLIT AMENDMENT PROPOSAL

General

In connection with the Reverse Split Proposal, the board of directors of the Company approved, and directed that there be submitted to the shareholders of the Company for approval, that upon approval of the Reverse Split Proposal and the board of director’s decision to implement the reverse share split, that the Memorandum and Articles of Association of the Company then in effect be amended and restated to reflect the reverse share split (in accordance with the reverse share split ratio as selected by the board of directors) (the “RSS Amendment”), and that the registered office provider to the Company be authorized to make any and all filings necessary by the foregoing with the Registrar of Companies of the Cayman Islands as required by applicable Cayman Islands law.

Vote Required

Proposal Seven will be approved as a special resolution if passed by a majority of at least two-thirds of the votes cast by shareholders as, being entitled to do so, vote in person or, by proxy or, in the case of a shareholder being a corporation, by its duly authorised representative vote “FOR” the proposal. Abstentions and broker non-votes will have no effect on the result of the vote.

Recommendation of the Board

The board of directors unanimously recommends a vote to approve and adopt the RSS Amendment. Unless revoked as provided above, proxies received by management will be voted in favor of such approval unless a contrary vote is specified.

The full text of the resolution to be voted upon at the Annual Meeting in respect of the RSS Amendment is as follows:

IT IS HEREBY RESOLVED AS A SPECIAL RESOLUTION THAT:

Upon approval of the Reverse Split Proposal and the board of director’s decision to implement the reverse share split, the Memorandum and Articles of Association of the Company then in effect be amended and restated to reflect the reverse share split (in accordance with the reverse share split ratio as selected by the board of directors). The registered office provider to the Company shall be authorized to make any and all filings necessary by the foregoing with the Registrar of Companies of the Cayman Islands as required by applicable Cayman Islands law.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information relating to the beneficial ownership of our ordinary shares as of May 8, 2026, referred to in the table below as the “Beneficial Ownership Date”:

•
each person, or group of affiliated persons, known by us to beneficially own more than 5% of our shares;
•
each of our directors;
•
each of our named executive officers; and
•
all directors and executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the SEC. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, ordinary shares subject to options or warrants held by that person that are currently exercisable or exercisable within 60 days of the Beneficial Ownership Date are deemed outstanding but are not deemed outstanding for computing the percentage ownership of any other person. Percentage of beneficial ownership is based on 29,032,896 shares outstanding as of the Beneficial Ownership Date.

To our knowledge, except as set forth in the footnotes to this table and subject to applicable community property laws, each person named in the table has sole voting and investment power with respect to the shares set forth opposite such person’s name. Except as otherwise indicated, the address of each of the persons in this table is c/o Cambium Networks, Inc., 2000 Center Drive, Suite East A401, Hoffman Estates, Illinois 60192.

Name of beneficial owner	Ordinary Shares beneficially owned (1)	Percentage of ordinary shares beneficially owned
5% Shareholders:
Vector Cambium Holdings (Cayman), L.P. and its affiliates (2)	14,325,696	49.3%

Directors and Named Executive Officers:
Alexander R. Slusky (2)(3)	14,579,395	50.1%
Robert Amen (2)(4)	14,426,055	49.5%
Bruce Felt (5)	136,588	*
Vikram Verma (6)	134,774	*
Kevin Lynch(7)	121,319	*
Atul Bhatnagar(8)	1,332,986	4.5%
Morgan Kurk (9)	648,469	2.2%
Vibhu Vivek (10)	310,051	1.1%
Sally Rau(11)	120,640	*
John Waldron	—	*
All executive officers and directors as a group (14 persons) (12)	17,666,303	56.4%
* Represents beneficial ownership of less than 1%

(1)
Shares shown in this table include shares held in the beneficial owner’s name or jointly with others, or in the name of a bank, nominee or trustee for the beneficial owner’s account.
(2)
Consists of 12,720,696 shares held by Vector Cambium Holdings (Cayman), L.P., 1,482,000 shares held by Vector Capital IV, L.P., 105,000 shares held by Vector Capital Partners IV, L.P. and 18,000 shares held by Vector Entrepreneur Fund III, L.P. Vector Capital Partners IV, L.P. is the general partner of Vector Cambium Holdings (Cayman), L.P. and Vector Capital IV, L.P., and Vector Capital, Ltd., and Vector Capital, L.L.C. are the general partners of Vector Capital Partners IV, L.P. Vector Capital Partners III, L.P. is the general partner of Vector Entrepreneur Fund III, L.P. The board of directors of Vector Capital, Ltd. consists of Messrs. David Baylor, David Fishman, Robert Amen, Andy Fishman, Stephen Goodman and James Murray, each of whom disclaims beneficial ownership of such shares in excess of his respective pecuniary interest in such shares. The address of each of the entities identified in this note is c/o Vector Capital, 650 California Street, 32nd Floor, San Francisco, California 94105.

(3)
Includes (i) 14,325,696 shares held of record by Vector Cambium Holdings (Cayman), L.P. or its affiliates, (ii) 50,432 shares held by Mr. Slusky's grantor trust, (iii) 87,772 shares held by a limited partnership owned by a trust controlled by Mr. Slusky, and (iv) 30,495 shares held by a limited partnership over which Mr. Slusky exercises investment discretion. Mr. Slusky is the Chief Investment Officer of Vector Capital and as a result may be deemed to have beneficial ownership over shares held of record by Vector Cambium Holdings (Cayman), L.P. or its affiliates. Mr. Slusky disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein. Also includes 85,000 ordinary shares issuable upon exercise of options as of the Beneficial Ownership Date or that will become exercisable within 60 days of such date.
(4)
Includes (i) 14,325,696 shares held of record by Vector Cambium Holdings (Cayman), L.P. or its affiliates and (ii) 15,359 shares directly held by Mr. Amen. Mr. Amen is a Managing Director of Vector Capital and as a result may be deemed to have beneficial ownership over shares held of record by Vector Cambium Holdings (Cayman), L.P. or its affiliates. Mr. Amen disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein. Also includes 85,000 ordinary shares issuable upon exercise of options as of Beneficial Ownership Date or that will become exercisable within 60 days of such date.
(5)
Consists of ordinary shares issuable upon exercise of options as of the Beneficial Ownership Date or that will become exercisable within 60 days of such date.
(6)
Includes 126,608 ordinary shares issuable upon exercise of options as of the Beneficial Ownership Date or that will become exercisable within 60 days of such date.
(7)
Includes 101,250 ordinary shares issuable upon exercise of options as of the Beneficial Ownership Date or that will become exercisable within 60 days of such date.
(8)
Includes 640,625 ordinary shares issuable upon exercise of options as of the Beneficial Ownership Date or that will become exercisable within 60 days of such date.
(9)
Includes 600,000 ordinary shares issuable upon exercise of options and the vesting of RSUs as of the Beneficial Ownership Date or that will become exercisable or vested within 60 days of such date.
(10)
Includes 217,062 ordinary shares issuable upon exercise of options as of the Beneficial Ownership Date or that will become exercisable within 60 days of such date.
(11)
Includes 114,187 ordinary shares issuable upon exercise of options as of the Beneficial Ownership Date or that will become exercisable within 60 days of such date.
(12)
Consists of (i) 3,340,607 ordinary shares held by our directors and executive officers, including 2,277,445 ordinary shares issuable upon exercise of options as of the Beneficial Ownership Date or that will become exercisable within 60 days of such date, and (ii) 14,325,696 shares held of record by Vector Cambium Holdings (Cayman), L.P. or its affiliates for which Messrs. Slusky and Amen may be deemed to have beneficial ownership.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and, in accordance therewith, file electronically with the SEC our annual, quarterly and current reports, proxy statements and other information. We make available on our website at www.cambiumnetworks.com, free of charge, copies of these reports, as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. The SEC maintains a website that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. The address of that website is www.sec.gov. The information in or accessible through the websites referred to above are not incorporated into, and are not considered part of, this proxy statement. Further, our references to the URLs for these websites are intended to be inactive textual references only.

You should rely on the information contained in this proxy statement to vote your shares at the Annual Meeting. We have not authorized anyone to provide you with information that is different from what is contained in this proxy statement. This proxy statement is dated May 22, 2026. You should not assume that the information contained in this proxy statement is accurate as of any date other than that date, and the mailing of this proxy statement to shareholders at any time after that date does not create an implication to the contrary. This proxy statement does not constitute a solicitation of a proxy in any jurisdiction where, or to or from any person to whom, it is unlawful to make such proxy solicitations in such jurisdiction.

FORM 10-K

We will make available, on or about May 22, 2026, the proxy materials, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, at https://www.proxypush.com/CMBM. We will also make available, solely for your reference and by courtesy, our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 on the “Investors” page of our website at www.cambiumnetworks.com.

We will also provide, free of charge, to any shareholder of record or beneficial owner of our ordinary shares as of the record date, upon the written or oral request of any such persons, a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2025 as filed with the SEC. Requests for such copies should be addressed to our Chief Legal Officer at the address below:

Cambium Networks, Inc.

2000 Center Drive, Suite East A401

Hoffman Estates, Illinois 60192

Attention: Chief Legal Officer

Telephone: (888) 863-5250

Please include your contact information with the request. The exhibits set forth on the exhibit index of the Form 10-K may be made available at a reasonable charge.

OTHER MATTERS

We have no knowledge of any other matters that may come before the Annual Meeting and do not intend to present any other matters. However, if any other matters shall properly come before the meeting or any adjournment, our representatives will have the discretion to vote as they see fit unless directed otherwise.

If you do not plan to attend the Annual Meeting, in order that your shares may be represented and in order to assure the required quorum, please sign, date and return your proxy promptly. In the event you are able to attend the Annual Meeting, at your request, we will cancel your previously submitted proxy.

Cambium Networks P.O. BOX 8016, CARY, NC 27512-9903 Your vote matters! Have your ballot ready and please use one of the methods below for easy voting: Your control number Have the 12 digit control number located in the box above available when you access the website and follow the instructions. Cambium Networks Corporation Annual General Meeting of Shareholders For Shareholders of record as of May 15, 2026 Thursday, June 25, 2026 10:00 AM, Pacific Time Annual Meeting to be held live via the internet - please visit www.proxydocs.com/CMBM for more details. YOUR VOTE IS IMPORTANT! PLEASE VOTE BY: 10:00 AM, Pacific Time, June 25, 2026. Internet: www.proxypush.com/CMBM Cast your vote online Have your Proxy Card ready Follow the simple instructions to record your vote Phone: 1-866-475-8896 Use any touch-tone telephone Have your Proxy Card ready Follow the simple recorded instructions Mail: Mark, sign and date your Proxy Card Fold and return your Proxy Card in the postage-paid envelope provided Virtual: You must register to attend the meeting online and/or participate at www.proxydocs.com/CMBM This proxy is being solicited on behalf of the Board of Directors The undersigned hereby appoints Sally J. Rau, Mitchell Cohen and Morgan Kurk ("Named Proxies") and each or any of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all of the ordinary shares of Cambium Networks Corporation that the undersigned is entitled to vote at said meeting and any postponement or adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any postponement or adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED IDENTICAL TO THE BOARD OF DIRECTORS' RECOMMENDATION. This proxy, when properly executed, will be voted in the manner directed herein. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or postponement thereof. You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendation. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card. PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE Copyright © 2026 BetaNXT, Inc. or its affiliates. All Rights Reserved

Cambium Networks Cambium Networks Corporation Annual General Meeting of Shareholders Please make your marks like this: THE BOARD OF DIRECTORS RECOMMENDS A VOTE: FOR ON PROPOSALS 1, 2, 3, 5, 6 AND 7 THE BOARD RECOMMENDS THAT AN ADVISORY VOTE ON THE COMPENSATION FOR NAMED EXECUTIVE OFFICERS BE HELD EVERY 3 YEARS. PROPOSAL YOUR VOTE 1. The election of the two Class III directors and three Class I directors named in the proxy statement; FOR WITHHOLD 1.01 Bruce Felt (Class III) 1.02 Kevin Lynch (Class III) 1.03 Atul Bhatnagar (Class I) 1.04 Alexander Slusky (Class I) 1.05 Morgan Kurk (Class I) FOR AGAINST ABSTAIN 2. The ratification of the appointment of BDO USA, P.C. as our independent registered public accounting firm for the fiscal year ending December 31, 2026; 3. The approval, on a non-binding, advisory basis, of the compensation of our named executive officers; 1YR 2YR 3YR ABSTAIN 4. The approval, on a non-binding, advisory basis, of the frequency of future advisory votes on the compensation of our named executive officers; FOR AGAINST ABSTAIN 5. The approval of a reverse share split; 6. The approval of an amendment to our Memorandum and Articles of Association to grant our board of directors the power to deal with any fractional shares resulting from a consolidation or division of our share capital; 7. The approval of an amendment to our Memorandum and Articles of Association to reflect the reverse share split in accordance with the reverse share split ratio selected by the board of directors; and 8. The transaction of such other business as may properly come before the meeting, or any adjournment or postponement thereof. BOARD OF DIRECTORS RECOMMENDS FOR FOR FOR FOR FOR FOR FOR 3 YEARS FOR FOR FOR You must register to attend the meeting online and/or participate at www.proxydocs.com/CMBM Authorized Signatures - Must be completed for your instructions to be executed. Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy/Vote Form. Signature (and Title if applicable) Date Signature (if held jointly) Date